Exhibit 10.33

CERTAIN IDENTIFIED INFORMATION, MARKED WITH “[****]”, HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FINAL

MASTER COLLABORATION AGREEMENT

by and between

SomaLogic, Inc.

and

Novartis Pharma AG

September 20, 2019

	Table of Contents

1.	PURPOSE OF AGREEMENT; STEERING COMMITTEE; CONTRIBUTIONS OF THE PARTIES	3

2.	TERM AND TERMINATION	6

3.	PAYMENT TERMS, RECORDKEEPING AND REPORTS	7

4.	CONFIDENTIALITY	10

5.	PUBLICATION	15

6.	DATA; INTELLECTUAL PROPERTY; LICENSE GRANTS	16

7.	REPRESENTATIONS; DISCLAIMER; LIMITATION OF LIABILITY; INDEMNITIES	20

8.	MISCELLANEOUS	23

	APPENDIX 1: DEFINITIONS	27

	APPENDIX 2: [****].	34

EXHIBIT A: PROGRAM PLAN FOR NOVARTIS SOMASCAN SERVICES

EXHIBIT B: [****].

EXHIBIT C: [****].

Rev. FINAL	Page 2 of 41	CONFIDENTIAL

MASTER COLLABORATION AGREEMENT

This Master Collaboration Agreement (the “Agreement”) is made effective as of the last date of signature set forth below (the “Effective Date”) between SOMALOGIC, INC., a Delaware corporation having its principal office ‘at 2945 Wilderness Place, Boulder, CO 80301 (“SomaLogic”), and Novartis Pharma AG, a Swiss company with its principal place of business at Lichtstrasse 35, Basel, Switzerland 4056 (“Novartis”). SomaLogic and Novartis may be referred to herein individually as a “Party” and together as the “Parties”. Capitalized terms set forth herein have the meanings set forth in the body of this Agreement or in Appendix 1 (Definitions).

The Parties agree as follows:

1.	PURPOSE OF AGREEMENT; STEERING COMMITTEE; CONTRIBUTIONS OF THE PARTIES

1.1. Purpose. SomaLogic and an Affiliate of Novartis previously entered into a Research Collaboration Agreement, dated June 27, 2011, as amended by various amendment agreements (the “Original Agreement”) and now wish to expand and recommit to the successful strategic partnership created under the Original Agreement by terminating and replacing the Original Agreement with this Agreement, except as set forth in Section 8.6. The aim of this Agreement is to apply proteomic science and technology for the advancement of breakthrough medicines and health insights, to help people manage and maintain their health and to advance the respective business missions of the Parties (the “Purpose”). This Agreement sets forth the terms and conditions under which the Parties will engage in the Program as memorialized in the Program Plan and to be mutually agreed upon Project Plans, each of which, upon execution, will be incorporated herein by reference. Each Party will perform the Program in accordance with the best practices then-employed by such Party in the conduct of its operations.

1.2. Project Steering Committee.

1.2.1. General. During the Term and within thirty (30) calendar days after the Effective Date, each Party will appoint [****] representatives to a Joint Steering Committee (“JSC”) that will meet at mutually agreeable intervals (at least once per calendar year with each Party having the alternating right to select the time and location of the meeting) to ensure the objective(s) of the Program Plan and the Project Plans are being met and to review the progress of the Program. A Party’s appointed JSC members will have appropriate expertise and experience to carry out their responsibilities as members of the JSC. If the JSC chooses to designate a chairperson, the chairperson will be appointed from among the members of the JSC designated by Novartis. The JSC will not have the authority to amend or modify the terms of this Agreement, to alter either Party’s financial or resourcing obligations, or to materially alter the Program Plan or any Project Plan, including its scope or timing, or any other obligations or rights of the Parties. Each Party may replace its representatives to the JSC at any time upon written notice to the other Party. With the consent of the other Party, each Party may invite up to [****] on-voting employees, consultants and scientific advisors to attend meetings of the JSC to discuss the Program; provided that any such employees, consultants or scientific advisors shall be subject to restrictions regarding the confidentiality and non- use of Confidential Information no less restrictive than set out in this Agreement.

1.2.2. Responsibilities of the JSC. The primary purpose of the JSC will be to oversee and provide strategic planning for the Program being carried out under this Agreement. Specific JSC responsibilities will include:

a. to informally resolve disagreements between the Parties with respect to this Agreement or the activities contemplated by this Agreement;

b. to discuss potential joint collaborations with academic, governmental, and not for profit Third Parties or joint participation in consortia, taking into account each of the Parties’ respective business plans, strategies, and scientific and commercial interests, and to coordinate the Parties’ activities with respect to the structure, negotiation, and execution of such consortia with Third Parties;

Rev. FINAL	Page 3 of 41	CONFIDENTIAL

c. to discuss potential collaborative research activities between the Parties that would employ SomaLogic’s “Insights” or, to the extent SomaLogic is reasonably able to determine that a proposed query is legally and contractually permissible, is operationally feasible and has a reasonable likelihood of success, its “Knowledge Base” (other than data, findings and conclusions generated as part of the Program) in connection with Novartis’ research and development efforts, it being understood that any such activities would be conducted pursuant to separate written agreements to be negotiated by the Parties;

d. to review and approve a process proposed by subject matter experts to bridge the transition from [****] to [****] and migrate Novartis’s work to SOMAscan V4.1, allowing for any necessary modifications (e.g., high priority Novartis SOMAmer content and qualifications); thereafter, the JSC will develop a process to manage future updates and qualification of the SOMAscan Assay in a manner that addresses both Parties’ needs for long term data comparability;

e. to discuss proposed Subject Consortia and to review consortium, collaboration, and research agreements, or similar arrangements as contemplated by Section 4.11; and

f. to evaluate opportunities for the Parties to collaborate on improving and reducing the cost of performing the SOMAscan Assay (e.g., content expansion, automation, and additional applications), subject to each Party’s contractual obligations to Third Parties.

For the avoidance of doubt, nothing herein shall give the JSC any authority over the right of a Party to enter into any collaboration with a Third Party or any consortium (other than Subject Consortia) that does not involve the other Party.

1.2.3. Decisions of the JSC; Resolution of Disputes. The JSC shall make decisions unanimously where possible, with each Party having one vote. In the event of a deadlock [****] shall decide the matter; provided, however, that such right will not extend to the activities described in Section 1.2.2(b) or Section 1.2.2(c), or as expressly provided in the final sentence of Section 1.8.1. For the avoidance of doubt, [****] right to cast this deciding vote shall only apply to matters within the authority of the JSC.

1.2.4. Alliance Managers. In addition to the JSC, the Parties shall each appoint a primary contact person to serve as an alliance manager, who shall be responsible for the day-to-day management of the Program.

1.2.5. Minutes of JSC Meetings; Yearly Reports. The JSC shall keep and maintain minutes of all meetings and actions of the JSC, which shall be prepared by those persons specified by the JSC. The JSC shall further provide yearly reports to each Party, with such authorship and content as is specified by the JSC.

1.3. Contributions of the Parties. Each Party will provide certain materials, data, or technology and anticipate creating certain technology and data as set forth below and in the Program Plan in furtherance of the Purpose. The rights and obligations of each Party with respect to such materials, data and technology are described in this Agreement (including the Program Plan) and the relevant Project Plan. To the extent this Agreement (including the Program Plan) and any such Project Plan conflict or are otherwise inconsistent with respect to such rights and obligations, this Agreement shall prevail.

1.4. Access to Data.

1.4.1.	[****].

1.4.2.	[****].

Rev. FINAL	Page 4 of 41	CONFIDENTIAL

1.5.	Additional Obligations With Respect to Contributions.

1.5.1. Novartis and its Affiliates will provide Samples to be assayed by SomaLogic and SomaLogic, will perform such assays in accordance with the terms of the Program Plan and the respective Project Plans conducted under this Agreement.

1.5.2. Upon SomaLogic’s request, Novartis or its Affiliate will confirm in writing that Samples to be provided by Novartis or its Affiliate to SomaLogic under this Agreement have been obtained in accordance with applicable law and Regulatory Requirements.

1.5.3. With respect to Clinical Data or other information Novartis or its Affiliate provides to SomaLogic along with Samples for Novartis SOMAscan Services pursuant to Sections 3.1.2 and 4.10.2(a), Novartis or its Affiliate will provide all such information in accordance with the Program Plan, when it is reasonably available, that is relevant’ to the objectives of the clinical program, the Program Plan, and the relevant Project Plan, to the extent that such transfer and use is not legally or contractually prohibited or otherwise prohibited by Novartis’ quality management and compliance policies. Novartis will ensure that all such information has been pseudonymized or is otherwise provided in a fashion that renders study participants not personally identifiable by SomaLogic in compliance with both Applicable Law and Novartis’ general policies and practices with respect to anonymization of personally identifiable information. SomaLogic agrees not to re-identify study participants and will adhere to the terms of Appendix 2 attached hereto. In the event there is an out-of-pocket cost to Novartis to provide Clinical Data to SomaLogic in addition to any cost to Novartis to obtain the Clinical Data for its own use, SomaLogic will promptly reimburse Novartis for such out-of-pocket cost. Subject to Section 4.3.3, SomaLogic will not provide Clinical Data to any Third Party except as expressly permitted herein.

1.5.4. SomaLogic will use and retain Samples only in accordance with the Informed Consent, applicable laws, and Regulatory Requirements, and any other specific requirements of which Novartis notifies SomaLogic in writing.

1.5.5. Novartis will promptly notify SomaLogic in writing if a study participant notifies Novartis that the study participant withdraws or materially varies his or her Informed Consent, and SomaLogic will either cease or modify its use of that study participant’s Sample, and take such other steps with regard to such Sample and information derived from it as requested by Novartis, immediately upon receipt of such written notice.

1.5.6. The Parties will execute a separate tissue transfer agreement for the transfer of Samples if required by a Regulatory Requirement or to the extent reasonably required by Novartis’ policies with respect to human tissue transfer and use.

1.6. SomaLogic Insights. Upon request from Novartis or its Affiliate, solely to the extent already available and operationalized by SomaLogic, and as mutually agreed by the Parties, SomaLogic will run its proprietary “Insight” models on the SOMAscan Data generated on Samples analyzed for and on behalf of Novartis or its Affiliate as part of the Program and deliver results of those Insights which are qualified for the context of use (“Insight Results”). Novartis and its Affiliates will use all Insight Results for [****] unless otherwise expressly agreed in writing by SomaLogic. SomaLogic will provide such Insight Results at Cost.

1.7. Novartis Infrastructure. Novartis and its Affiliates has the express right to integrate SOMAscan Data generated under the Agreement and the equivalent of such SOMAscan Data generated under the Original Agreement into Novartis’ and its Affiliates’ infrastructure, systems, and databases. Any such integration by Novartis or its Affiliates shall not render any other data in such integrated infrastructure, systems or databases to be SOMAscan Data.

1.8. SomaLogic Platform Update. Upon Novartis investment of an amount of [****], SomaLogic will update its SOMAscan Assay platform to [****] and make the relevant versions [****] available to Novartis for the purpose of validation and qualification. SomaLogic will update and validate (at SomaLogic’s cost) [****] with qualification, SOMAmers and validation standards as agreed by the Parties in the SOMAscan Assay Transition an Reversioning Plan attached hereto as Exhibit B (the “Reversioning Plan”). Until such time as activities described in the Reversioning Plan are completed, Novartis will continue to have access to Novartis SOMAscan Services using [****]. If SomaLogic does not complete the activities described in the Reversioning Plan to Novartis’ reasonable satisfaction by the [****] anniversary of the above-described investment (or such later date as the Parties may agree), Novartis may elect to continue receiving Novartis SOMAscan Services using [****].

Rev. FINAL	Page 5 of 41	CONFIDENTIAL

1.8.1. For SOMAmers included in [****] at are not [****], Novartis may request [****] and SomaLogic will provide [****] to Novartis. Novartis will be allowed to [****] using [****] for the Purpose and in accordance with this Agreement but will not perform any informatics analysis on [****] or otherwise [****] upon the completion of the Reversioning Plan activities and Novartis’ move to [****], Novartis will pay SomaLogic an amount equal to [****] provided to Novartis as [****]. All updates to the content of the SOMAscan platform after [****] will be made by SomaLogic in consultation with Novartis and, unless otherwise agreed, will be performed in a manner that supports the backward compatibility of SOMAscan Data generated from prior versions of the SOMAscan Assay (as contemplated by Section 1.8.2); provided, however, that all final decisions regarding the implementation of such updates will be made by SomaLogic and any Technology related to such implementation will be Assay Technology.

1.8.2. SomaLogic will ensure that Novartis is consulted prior to any update of the SOMAscan Assay. Novartis will be given a reasonable opportunity to access [****] of the SOMAscan platform, and SomaLogic will provide a bridging strategy to migrate Novartis to such version at the request of Novartis, as validated by standards reasonably agreed to by Novartis. Any cost to Novartis of future SOMAscan platform updates/migrations [****] will be charged at a rate of [****]. There shall be no other cost charged to Novartis for any SOMAmer sequences or SOMAscan Assay platform updates. Novartis may elect not to move to a new version of the SOMAscan Assay only if the new version fails to meet acceptance criteria reasonably agreed upon by the Parties prior to undertaking the update.

2.	TERM AND TERMINATION

2.1. Term. This Agreement will commence on the Effective Date and will continue in effect until [****] unless terminated earlier in accordance with this Section 2 (the “Term”). If any Project Plan it progress upon e expiration of this Agreement, the terms and conditions of this Agreement w- continue to apply until such Project Plan has been completed. The Parties may extend the Term for an additional [****] years upon mutual written agreement of the Parties.

2.2. Termination

2.2.1.

2.2.2. Material Breach. A Party may terminate this Agreement for a material breach by the other Party of any provision herein by giving the other Party prior written notice of its intention to terminate. The notice will include a detailed statement describing the nature of the breach. Unless the Parties agree otherwise in writing: (a) if the breach is capable of being remedied and is remedied to the non-breaching Party’s reasonable satisfaction within 90 days after receipt of the notice, then the termination will not take effect; (b) if the breach is not remedied to the non-breaching Party’s reasonable satisfaction within 90 days after receipt of the notice or is incapable of remedy, then the termination of this Agreement will take effect at the end of the ninety-day period.

2.2.3. Insolvency. Either Party may terminate this Agreement immediately by written notice to the other Party if the other Party undergoes an Insolvency Event.

Rev. FINAL	Page 6 of 41	CONFIDENTIAL

2.2.4. Change of Control. Novartis may terminate this Agreement immediately by written notice in the event of a Change of Control of SomaLogic. For the avoidance of doubt, after termination of this Agreement pursuant to this Section 2.2.4, SomaLogic shall fully comply with Sections 2.3.1 and 4.6 and shall not share with any acquirer involved in the Change of Control of SomaLogic any Novartis Confidential Information for the purpose of [****].

2.2.5. Failure to Reversion. If SomaLogic has not completed! the activities described in the Reversioning Et Plan to Novartis’ reasonable satisfaction by not later than [****] year following the payment of investment as contemplated by Section 1.8 (or such later date as may be mutually agreed upon by the Parties), Novartis will have the right to terminate this Agreement immediately upon written notice to SomaLogic delivered not later than 30 days after such anniversary or Novartis will otherwise be deemed to have elected to continue receiving Novartis SOMAscan Services using Novartis SOMAscan V3.0.

2.3. Effect of Expiration or Termination

2.3.1. Return of Confidential Information. Upon the expiration or termination of this Agreement for any reason, each Party will comply with the provisions of Section 4.6.

2.3.2. Samples. SomaLogic will complete all SOMAscan Assays on Samples for Project Plans currently in progress at the time of termination at the rates specified herein. If Novartis does not otherwise provide written instructions to SomaLogic regarding the disposition of any remaining quantities of the Samples within ninety (90) days after the expiration or termination of this Agreement or the completion of any Project Plan, SomaLogic will return such Samples to Novartis at Novartis’s sole expense and arrangement upon expiry of the Agreement.

2.3.3.  [****].

2.3.4.	Termination for Cause.

a. By Novartis. If Novartis terminates this Agreement pursuant to Sections 2.2.2, 2.2.3, 2.2.4, or 2.2.5, the licenses granted to it and its Affiliates of (and other interests in) Intellectual Property set forth in Section 6 in this Agreement shall continue in full force and effect; provided that, if Novartis terminates the Agreement pursuant to Sections 2.2.2 or 2.2.5, the license to SomaLogic set forth in Section 65 shall thereupon terminate.

b. By SomaLogic. If Soma Logic terminates this Agreement pursuant to Sections 2.2.2 or 2.2.4, the licenses granted to it and its Affiliates of (and other interests in) Intellectual Property set forth in Section 6 in this Agreement shall continue in full force and effect; provided that, if SomaLogic terminates the Agreement pursuant to Section 2.2.2, the license to Novartis set forth in Section 6.4 shall thereupon terminate.

Rev. FINAL	Page 7 of 41	CONFIDENTIAL

3.	PAYMENT TERMS, RECORDKEEPING AND REPORTS

3.1. Novartis SOMAscan Services

3.1.1. Services. Novartis and its Affiliates shall submit SOMAscan Study Submission Forms to SomaLogic (as described in Exhibit A) to request the performance of Novartis SOMAscan Services for the following projected annual minimum number of Samples (the “Projected Annual Minimum”):

Calendar Year	Projected Annual Minimum

2019	[****]*

2020	[****]

2021	[****]

2022	[****]

2023+	[****]

*[****]

Notwithstanding the foregoing, the Parties will periodically revise the Projected Annual Minimum set forth above as reasonably necessary to reflect: (a) SomaLogic’s limitations with respect to assay capacity (particularly with respect to [****]) (b) the Parties’ desire to support backwards compatibility of SOMAscan Data with respect to SOMAscan Assays conducted on [****]) after the Effective Date; (c) Sample flow; (d) Sample backlog; (e) Novartis’ access to and supply of Samples appropriate for both versions of the SOMAscan Assay [****]; and (f) the status of Reversioning Plan activities; in an effort ensure a reasonably consistent flow of Samples over the course of each calendar year and to minimize large seasonal or periodic variations that would negatively affect SomaLogic’s ability to manage its assay capacity. The Parties acknowledge Novartis may exceed its Projected Annual Minimums by [****] following completion of the Reversioning Plan and the migration to [****]. Within thirty (30) days after the execution of this Agreement, Novartis will provide SomaLogic with a non-binding [****] forecast of its SOMAscan Assay requirements. Thereafter, Novartis will provide a rolling, non-binding forecast of its SOMAscan Assay requirements on a [****] basis, with each estimate to be provided at least thirty (30) days prior to the commencement or each [****]; provided, however, that Novartis will not increase or decrease its [****] forecasted number of Samples by more than [****]. If Novartis does not submit Samples meeting a least the relevant Projected Annual Minimum in a given calendar year as required by this Agreement (a “Shortfall Year”), Novartis will have the right, for a period of 90 days following the end of such calendar year, to submit additional Samples to SomaLogic that will be deemed to be included in the number of Samples submitted in the Shortfall Year for the purpose of determining if the Projected Annual Minimum has been met for such calendar year. Following such 90-day period, and except if a Force Majeure event has prevented Novartis from collecting or submitting Samples to SomaLogic as contemplated by Section 8.16, if Novartis still not submitted Samples meeting at least the Projected Annual Minimum (taking into account any additional Samples submitted pursuant to the prior sentence), Novartis will be obligated to make a true up payment to SomaLogic in an amount equal to the difference between the Projected Annual Minimum and the amount of Samples actually submitted or deemed to be submitted in such calendar year, multiplied by [****]. Any such payment will be made by Novartis within 60 days of receipt of an invoice, which SomaLogic may issue upon a determination of the Sample shortfall for the relevant calendar year.

3.1.2.	Service Fees.

a. Novartis and its Affiliates shall pay the following per Sample fee for the performance of Novartis SOMAscan Services (individually and collectively, the “Novartis Price”):

i. [****]USD/Sample for Novartis SOMAscan Services performed during the Term using (1) Samples for which [****] are provided in accordance with the Program Plan; or (2) Samples for which [****] are provided in accordance with the Program Plan; and

ii. [****]USD/Sample for Novartis SOMAscan Services performed during the Term using Samples for which neither (1) [****] nor (2) [****] are provided.

b. The price per Sample shall be determined on a clinical study by clinical study basis for each Project Plan prior to the commencement of any SOMAscan Assays for the Novartis clinical study (based on the projected Sample/Clinical Data combinations anticipated to be provided), with a true up to be completed upon completion of the relevant Novartis clinical study to reflect actual combinations of Samples and Clinical Data provided to SomaLogic. Samples provided in excess of the Projected Annual Minimums shall be at the same price per Sample. The only firm commitment of Novartis, however, is the Projected Annual Minimums listed in Section 3.1.1, it being understood that such Projected Annual Minimums may be revised by the Parties as set forth in that Section.

Rev. FINAL	Page 8 of 41	CONFIDENTIAL

c. Notwithstanding the foregoing, during the Term: (i) in the event SomaLogic offers another [****] a standard price per sample (excluding, for example, [****] that is lower than the Novartis Price and is offered under terms and conditions that are the same or substantially similar to those set forth in this Agreement (“Comparable Transaction”), Novartis will pay such lower price; and (ii) if at any time the per Sample Cost to SomaLogic of performing Novartis SOMAscan Services, as determined by SomaLogic in good faith using generally-accepted Accounting Standards, is below [****] USD per Sample, then SomaLogic will reduce the Novartis Price by [****] of the dollar amount representing the difference between [****] USD and the then current Cost per Sample. Items (i) and (ii) from the preceding sentence shall apply only during the Term, and SomaLogic will provide Novartis with a written report summarizing all Cost decreases from the previous calendar year and all prices applicable to Comparable Transactions no later than [****] of each year.

d. Notwithstanding anything in this Agreement to the contrary, in the event Novartis invests at least [****] a SomaLogic initial public offering or other pre-IPO round of financing, where such at least [****] is invested following an investment in SomaLogic by Novartis of not less than [****] the Novartis Price for SOMAscan Assays other than those performed using [****] will be the lesser of (i) [****] USD per Sample or (ii) the reduced price per Sample reflected in Section 3.1.2.c(ii), for each year during the remainder of the Term regardless of whether or not [****] or [****] are provided; provided, however, that in the event the Novartis Price is adjusted pursuant to this Section such that it is the same for all Samples assayed by SomaLogic, and regardless of the provision of Clinical Data to SomaLogic: (1) Novartis will use commercially reasonable efforts to provide [****], and, in Novartis’ sole discretion, [****], in both cases as provided in Section 4.10.2; (2) the Parties will review the historical percentage of the Projected Annual Minimum that has been provided to SomaLogic with [****] and [****]; and (3) in view of such historical percentage, the Parties will negotiate in good faith to determine a reasonable minimum for the percentage of the Projected Annual Minimum with which Novartis will provide [****] and [****] to SomaLogic for the remainder of the Term. For the avoidance of doubt, the reduced pricing set forth in this Section 3.1.2.d will not apply to Samples assayed using[****].

3.2. Payment Terms; Late Payments. All payments are due within [****] days after receipt of the invoice. Late payments may be subject to interest. Annual interest on any overdue amounts owed to a Party shall be calculated at the average one-month London Interbank Offered Rate (LIBOR) for the payment currency as reported from time to time in the Wall Street Journal plus [****], but in no event higher than [****] effective for the first date on which payment was delinquent and calculated on the number of days such payment overdue. The foregoing remedy is in addition to any other rights and remedies available to SomaLogic for past due amounts. All payments shall be made in US Dollars. For the avoidance of doubt, no payments shall become due and payable and neither Party will be obligated to reimburse the other Party for any costs incurred by the other Party under or in connection with this Agreement unless and until this Agreement becomeseffective.

3.3. Recordkeeping. Each Party shall keep complete, true and accurate books and records in accordance with its Accounting Standards, as applicable, in relation to this Agreement. Each Party will keep such books and records for at least three years following the calendar year to which they pertain.

Rev. FINAL	Page 9 of 41	CONFIDENTIAL

3.4. Financial Audit Right.

3.4.1. Each Party may, upon not less than [****] prior written notice and not more than [****] per calendar year during the Term, cause an internationally-recognized independent firm (the “Auditor”), which is reasonably acceptable to the other Party, to inspect the relevant records of the other Party and its Affiliates with respect to the following:

(a) For audits conducted by SomaLogic: to verify Novartis’ reports with respect to royalty- bearing licenses granted under this Agreement; and

(b) For audits conducted by Novartis: to verify the amounts invoiced by SomaLogic to Novartis under this Agreement.

3.4.2. Before beginning its audit, the Auditor shall execute an undertaking acceptable to the audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. Such audit will be conducted during regular business hours, in a manner so as not to unreasonably interfere with the audited Party’s normal business operations, and at such place or places where such records are customarily kept. The Party requesting the audit will bear all costs and expenses associated with such audit.

3.4.3. The Auditor shall provide its audit report and basis for any determination to the audited Party at the time such report is provided to the requesting Party before it is considered final. The audited Party shall have the right to request a further determination by such Auditor as to matters which the audited Party disputes within thirty (30) days following receipt of such report. The audited Party will provide the requesting Party and the Auditor with a reasonably detailed statement of the grounds upon which it disputes any findingsin the audit report and the Auditor shall undertake to complete such further determination within thirty (30) days after the dispute notice is provided, which determination shall be limited to the disputed matters. Any matter that remains unresolved shall be resolved in accordance with the dispute resolution procedures contained in Section 8.15.

3.4.4. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by the requesting Party, the underpaid or overpaid amount shall be settled promptly.

3.5. [****].

4.	CONFIDENTIALITY

4.1. Non-Disclosure; Limited Use. Recipient and its Affiliates may only use Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the Recipient under this Agreement. Except as otherwise expressly permitted by this Agreement (including the Program Plan) or the relevant Project Plan (including, without limitation, the provisions of Section 5), Recipient will not publish, disclose, or use Confidential Information without the prior written consent of the Discloser. Recipient will protect Discloser’s Confidential Information from unauthorized use, access, or disclosure in the same manner that Recipient protects its own confidential and proprietary information of a similar nature or importance but in no event with less than reasonable care. Recipient will be liable for any breach of this Section 4 by any of Recipient’s Personnel or any Third Party to whom Recipientdiscloses Confidential Information.

4.2. Trade Secret Information.

4.2.1. General. “Trade Secret Information” means any information, or any physical or chemical material provided that contains or otherwise embodies information, including any formula, pattern, compilation, program, device, method, technique, process, nucleic acid sequence, modified nucleotide, synthesis method, algorithm, computer script or derivatives thereof, that: (a) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Person who can derive economic value from its disclosure or use; (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and [****]. Party may use Trade Secret Information belonging to the other Party only for the Purpose and will take reason e and necessary measures to preserve the secrecy and confidentiality and avoid the unauthorized use or disclosure of the other Party’s Trade Secret Information, including, without limitation, taking such measures it takes to protect its own trade secret information. Neither Party will attempt to obtain or obtain through improper means or misappropriate Trade Secret Information of the other Party. Except as otherwise expressly set forth in this Section 4.2.1, a Party will not disclose or transfer Trade Secret Information of the other Party, in any form, to any Third Party. A Party may disclose Trade Secret Information to its directors, officers, employees or Service Providers who need to know Trade Secret Information in connection with the Purpose, so long as each of its directors, officers, employees and Service Providers has a legally enforceable obligation to such Party to comply with provisions no less restrictive than those set forth herein for Trade Secret Information and such Party notifies its directors, officers, employees and Service Providers who receive Trade Secret Information of the existence of such Party’s obligation to maintain such information as a Trade Secret and not to use any such Trade Secret Information except as expressly permitted under this Agreement. At the beginning of each Calendar Quarter, each Party will report in writing to the other Party the list of Service Providers to whom it has disclosed Trade Secret Information during the immediately preceding Calendar Quarter. A Party or its Affiliate that receives Trade Secret Information from the other Party or its Affiliates may not disclose such Trade Secret Information to its Affiliates, Collaboration Partners or agents without the prior written consent of the other Party. Each Party will be liable to the other Party for any breach of this Section 4.2, including any public disclosure or misappropriation of Trade Secret Information, by such Party or any of Its directors, officers, employees, agents, Affiliates, Service Providers or Collaboration Partners.

Rev. FINAL	Page 10 of 41	CONFIDENTIAL

4.2.2. Exclusions. Obligations of non-disclosure and non-use of Trade Secret Information will not apply to information provided to a Party hereunder by or on behalf of the other Party if such information: (a) was already known to such Party at the time of disclosure by the other Party, as evidenced by written records kept in the ordinary course of business or by proof of actual use thereof; (b) was disclosed to such Party by a Third Party who had an apparent bona fide right to make such disclosure without breaching any Trade Secret non-use obligations or confidentiality obligations to the other Party, as evidenced by such Party’s written records kept in the ordinary course of business; (c) is, or through no act or failure to act by such Party in breach of this Agreement has become, publicly known or generally available to the public; or (d) was independently developed by or for such Party without use of or reference to the other Party’s Trade Secret Information, as evidenced by such Party’s written records kept ss missions of the Partiebusiness.

4.2.3. SomaLogic Trade Secrets. Novartis acknowledges that SomaLogic regards all [****] including the [****] as SomaLogic’s Trade Secret Information. Novartis will maintain all Novartis SOMAmer Sequence Information as Trade Secret Information belonging to SomaLogic (“SomaLogic Trade Secret Information”). Except as expressly permitted in this Agreement (including the Program Plan) or in any Project Plan, Novartis am its Affiliates will not obtain through improper means or misappropriate any SomaLogic Trade Secret Information. All SomaLogic Trade Secret Information will be used by Novartis and its Affiliates solely in the performance of the Program and its rights under this Agreement. For clarity, SOMAscan Data relating to Novartis’ Samples are not SomaLogic Trade Secret Information.

4.3. Permitted Disclosures.

4.3.1. General. For each permitted disclosure of Confidential Information as set forth In this Section 4.3, Recipient may only disclose Confidential Information to its Personnel and those Third Parties identified in the applicable subsection below, provided that each such party has (a) a need to know such Confidential Information for the purposes of this Agreement or for the exercise of rights, including the licenses, granted under this Agreement; and (b) a contractual, fiduciary, or other legal duty of confidentiality to Recipient sufficient to enable compliance with the provisions of this Section 4.

4.3.2. SOMAscan Data and Novartis Results. Subject to the restrictions set forth in this Agreement, SOMAscan Data and Novartis Results will be owned by and be the Confidential Information of Novartis.

4.3.3. Clinical Data. SomaLogic may disclose Clinical Data to a Service Provider only upon written request to Novartis and with the prior written consent of Novartis’ data quality assurance, which will not be unreasonably withheld or delayed if Novartis has audited and approved such Service Provider.

4.3.4. Patent Rights. Each Party may use and disclose Confidential Information of the other Party or its Affiliates to the extent such use or disclosure is necessary for filing or prosecuting Patents; provided that such disclosure shall be limited to such disclosures that are reasonably necessary for the purposes of preparing such Patents.

Rev. FINAL	Page 11 of 41	CONFIDENTIAL

4.3.5. Regulatory Approval. Each Party may disclose Confidential Information of the other Party or its Affiliates to the extent such use or disclosure is necessary in connection with seeking for or obtaining regulatory approval for a Diagnostic or Therapeutic.

4.4. Prohibited Transfers and Disclosures. SomaLogic may not transfer or otherwise provide Samples or Clinical Data to any Third Party without Novartis’s prior written consent.

4.5. Exclusions. Recipient’s obligations of confidentiality will not apply to information that the Recipient can demonstrate by competent evidence: (a) was already known to Recipient or its Affiliates at the time of disclosure by Discloser; (b) was disclosed to Recipient by a Third Party who, to Recipient’s knowledge, had a right to make such disclosure without breaching any confidentiality obligations to Discloser; (c) is, or through no act or failure to act by Recipient or its Affiliates in breach of this Agreement has become, publicly known or generally available to the public; (d) was independently developed by or for Recipient or its Affiliates without use of or reference to Discloser or Discloser’s Affiliates’ Confidential Information; (e) was published or disclosed in accordance with the terms and conditions of this Agreement. Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of the Recipient merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Recipient. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of the Recipient merely because individual elements of such Confidential Information are in the public domain or in the possession of the Recipient unless the combination and its principles are in the public domain or in the possession of theRecipient.

4.6. Required Disclosures.

4.6.1. In the event the Recipient is required to disclose Confidential Information to comply with any law, regulation or valid court order, Recipient will provide Discloser with prompt and timely written notice of the requirement to permit Discloser to object or seek protection from the order. If the requirement is not timely limited or quashed, Recipient-may then furnish only such portion of the Confidential Information that Recipient’s legal counsel reasonably determines is necessary to comply with the requirement.

4.6.2. Each Party may disclose Confidential Information belonging to the other Party or its Affiliates to the extent disclosure is necessary in connection with prosecuting or defending legal proceedings as permitted by this Agreement.

4.6.3. Either Party may disclose the existence or terms of this Agreement without the consent of the other Party as may be required by applicable laws, regulations or valid court orders, including those incident to the listing of securities on the stock exchange, provided that the Party disclosing such information will: (a) only disclose such information as required by such laws, regulations or valid court orders; (b) provide reasonable advance written notice to the other Party of the intended disclosure and the content of that disclosure; and (c) the disclosing Party shall submit a confidential treatment request for all provisions of this Agreement that can be reasonably deemed to be trade secrets of the non-disclosing Party and shall provide the non-disclosing Party reasonable advance written notice and the opportunity to comment on any such confidential treatment request prior to its submission.

4.6.4. Each Party may also disclose the existence or terms of this Agreement, without the consent of the other Party, to: (a) its board of directors, with financial information included; (b) financial investors (including prospective investors), with financial information redacted; or (c) Collaboration Partners, with financial information and commercially sensitive information redacted; provided that, in each case of any proposed disclosure by a Party, the other Party will be provided reasonable written notice and the opportunity to review the proposed redaction in advance of the disclosure and to require the redaction of any financial information or commercially sensitive information not redacted by the disclosing Party.

Rev. FINAL	Page 12 of 41	CONFIDENTIAL

4.7. Obligation to Return or Destroy. Subject to the rights granted in Section 6, upon Discloser’s written request, Recipient will promptly return to Discloser or destroy (and certify to Discloser in writing, within thirty (30) days after the request, the destruction of) the original and all copies of Discloser’s Confidential Information not necessary for the Recipient’s use of the rights and licenses granted to it hereunder. The foregoing obligation does not apply to (a) Confidential Information that is maintained on routine computer system backup storage devices if such Confidential Information is not used, disclosed, or otherwise recovered from such backup devices; or (b) a single record copy of Confidential Information kept as required by applicable law or for the purpose of ascertaining and monitoring Recipient’s continuing rights and obligations under this Agreement.

4.8. Duration of Obligation. The obligations under this Section 4 will continue in effect during the Term and for [****] years after the expiration or termination of this Agreement; except that obligations of confidentiality and limited use regarding Trade Secret Information and other Confidential Information that Discloser has expressly identified in writing as constituting a Trade Secret will continue until such information is no longer a trade secret under applicable law.

4.9. Equitable Relief. The Parties acknowledge and agree that damages alone may not be an adequate remedy for any breach or violation of this Section 4 and that Discloser will, in addition to any other remedies, be entitled to seek in any court of competent jurisdiction injunctive relief, including specific performance, with respect to Recipient’s breach or threatened breach of such obligations.

4.10. Data Use Rights

4.10.1. SOMAscan Data.

a. Novartis. Notwithstanding anything in this Agreement to the contrary and in addition to other rights expressly granted herein, SomaLogic hereby gives Novartis and its Affiliates access to and hereby grants to Novartis and its Affiliates a worldwide, non-exclusive, nontransferable, perpetual, sublicensable (as described below), fully paid, royalty-free license and right to use SOMAscan Data generated by SomaLogic under this Agreement or under the Original Agreement to research and develop (including obtaining regulatory approval for) Novartis Diagnostics and Novartis Therapeutics, and for the Commercialization of Novartis Therapeutics, by or on behalf or for the account of Novartis or any of its Affiliates, as well as a right to disclose both SOMAscan Data and Novartis Results to Third Parties (in the case of SOMAscan Data, subject to the obligations set forth in Section 4.10.1.b below).

b. Novartis Collaboration Partners. Novartis may disclose and sublicense the use of Novartis SOMAscan Data to a Collaboration Partner solely for such Novartis Collaboration Partner’s use in collaborative research with Novartis. Novartis Collaboration Partners may not use SOMAscan Data to develop Diagnostics other than Novartis Diagnostics and, for the avoidance of doubt, except as permitted by Section 5, may not disclose any such SOMAscan Data to any other Person (i.e., no 4th party transfer).

c. SomaLogic. Notwithstanding anything in this Agreement to the contrary and in addition to other rights expressly granted herein, Novartis and its Affiliates hereby give SomaLogic and its Affiliates access to and hereby grant to SomaLogic and its Affiliates a [****] and right to use [****] solely to [****] by or on behalf or for the account of SomaLogic or any of its Affiliates, including without limitation for use in support of regulatory filings and related submissions. Novartis acknowledges that SomaLogic and its Affiliates will aggregate SOMAscan Data, in whole or in part, with other data for the research and development of such Medical Diagnostics and agrees that SomaLogic and its Affiliates will have no obligation with respect to any such Medical Diagnostics to provide prior notice to Novartis of any regulatory submissions containing aggregated data that may include, in whole or in part, SOMAscan Data generated for Novartis or any of its Affiliates; provided, however, that in no event will SomaLogic publish non-aggregated SOMAscan Data in connection with such activities without Novartis’ prior written consent, which consent shall not be unreasonably withheld or delayed. The foregoing license is only sublicensable to any SomaLogic Collaboration Partner (except [****] researching, developing, obtaining regulatory approval for, or Commercializing Medical Diagnostics by or on behalf or for the account of SomaLogic or its Affiliates (and for no other purpose). For the avoidance of doubt, SomaLogic and its Affiliates may research or develop Medical Diagnostics (but not Therapeutics) using SOMAscan Data in conjunction with both Clinical Data and other data obtained from other research projects or from any Third Party if such research or development falls within the scope of the Informed Consent.

Rev. FINAL	Page 13 of 41	CONFIDENTIAL

4.10.2. Clinical Data.

a. Clinical Data from Novartis-Sponsored Studies. In connection with Samples derived from Novartis-sponsored clinical studies and except as otherwise set forth in the following sentence, Novartis will provide to SomaLogic, in the manner detailed in the Program Plan, the Baseline and Control Sample Data as detailed in the Program Plan, and may, at its option, provide the Intervention Sample Data as detailed in the Program Plan, for use by SomaLogic in accordance with the license granted to it in Section 4.10.21. Notwithstanding the foregoing sentence, under certain circumstances (e.g., where a trial is not completed due to unforeseen circumstances, a trial is not unblinded, required Informed Consents are withdrawn, or if Novartis does not itself obtain access to the Clinical Data, etc.), Novartis will not be required to transfer the relevant Clinical Data to SomaLogic.

b. Clinical Data from Novartis Collaboration Partners. Novartis and its Affiliates will make a good faith request of, and attempt to negotiate with, each Novartis Collaboration Partner to share the Novartis Collaboration Partner’s Clinical Data with SomaLogic Where Samples are obtained from a Novartis Collaboration Partner and such Collaboration Partner is willing to do so, the requisite parties will enter into a multi-party collaboration agreement to enable SomaLogic to receive Clinical Data related to the Samples directly from the Novartis Collaboration Partner. Where a Novartis Collaboration Partner is unwilling to share its Clinical Data with SomaLogic, prior to transferring SOMAscan Data to any such Novartis Collaboration Partner, Novartis or its Affiliate will ensure that such Novartis Collaboration Partner is subject to an obligation (naming SomaLogic as a third party beneficiary) that such Novartis Collaboration Partner will not file any Patents claiming Biomarkers discovered or created through the use of the SOMAscan Data.

c. License Grant to SomaLogic. Notwithstanding anything in this Agreement to the contrary and in addition to other rights expressly granted herein, Novartis and its Affiliates hereby give SomaLogic and its Affiliates (other than any Affiliate company primarily engaged in the development or commercialization of its own drugs or biologic products) access to and hereby grant to SomaLogic and its Affiliates a [****] to [****] by or on behalf or for the account of SomaLogic or any of its Affiliates, including without limitation for use in support of regulatory filings and related submissions. For the avoidance of doubt, no license is granted with respect to SOMAscan Data generated from Novartis Samples where no associated Clinical Data has been shared by Novartis. Novartis acknowledges that SomaLogic and its Affiliates will aggregate Clinical Data, in whole or in part, with other patient clinical data in the research and development of Medical Diagnostics and agrees that SomaLogic and its Affiliates will have no obligation to provide prior notice to Novartis of any regulatory submissions containing aggregated clinical data that may include, in whole or in part, Clinical Data provided by Novartis or any of its Affiliates; provided, however, that in no event will SomaLogic publish non-aggregated SOMAscan Data in connection with such activities without Novartis prior written consent, which consent shall not be unreasonably withheld or delayed. The foregoing license is only sublicensable to SomaLogic’s Affiliates or an SomaLogic Collaboration Partner researching, developing, obtaining regulatory approval for, manufacturing or selling [****] by or on behalf or for the account of SomaLogic. For the avoidance of doubt, SomaLogic and its Affiliates may research or develop [****] using SOMAscan Data generated from Novartis Samples where the associated Clinical Data has been shared by Novartis in conjunction with both Clinical Data and data obtained from other research projects or from any Third Party if such research or development falls within the scope of the Informed Consent.

4.11. Subject Consortia. Prior to execution of any Subject Consortium, Novartis will provide timely notice to SomaLogic of the proposed Subject Consortium via the JSC and allow SomaLogic to provide input to Novartis regarding relevant discussions related to the consortium, where appropriate. SomaLogic will discuss such matter in a commercially reasonable, good faith manner consistent with the spirit of this Agreement, provided that SomaLogic will have a veto right with respect to the pricing of any SOMAscan Assay services to be performed for the benefit of such Subject Consortium. “Subject Consortium” or “Subject Consortia,” as applicable, means any collaboration, research agreement, or similar arrangement that (a) Novartis or its Affiliates is a party to; (b) Is not a Novartis-sponsored clinical study; (c) does not relate to a Novartis Therapeutic or its use; (d) the relevant agreement contemplates performance of the SOMAscan Assay on more than [****] Samples and the delivery of resulting SOMAscan Data to one or more Third Parties; and (e) either or both (i) includes as its members or as the counter- party a commercial, for-profit entity or company (other than SomaLogic or any of its Affiliates or Novartis or any of Re’ its Affiliates); or (ii) as a condition to participation in such collaboration, research agreement, or similar arrangement, SOMAscan Data would be required to be submitted to a data repository as contemplated by Section 5.4. On an annual basis, the JSC will review all consortium, collaboration, and research agreements, or similar arrangements to which Novartis or any of its Affiliates are a party that otherwise would constitute a Subject Consortium if the number of Samples to be analyzed using the SOMAscan Assay had exceeded [****]; provided, however, that Novartis will not be required to disclose confidential information of a Third Party without the relevant Third Party’s consent.

Rev. FINAL	Page 14 of 41	CONFIDENTIAL

5.	PUBLICATION

5.1. Publication Rights. The Parties acknowledge that, from time-to-time, publications in peer reviewed journals arising from activities under this Agreement may require the publication or submission of Novartis Results with supporting SOMAscan Data that does not include all or substantially all of the SOMAscan Data provided to Novartis under a Project Plan. In these instances, supporting SOMAscan Data and limited Clinical Data may be made available to such publications as per the standard for such scientific communications (and subject to their applicable restrictions). Novartis has the sole right to control publication of Novartis Results whether Novartis is the sole publisher or joint publisher with SomaLogic. When Novartis is the sole publisher, Novartis will use its best efforts provide SomaLogic, for SomaLogic’s information, a complete copy of the publication, including supporting documentation, which Novartis intends to make public on acceptance for publication by the journal. Novartis or its Affiliates will not publish or otherwise publicly disclose, or permit any Third Party to publish or otherwise publicly disclose, SOMAscan Data except in accordance with this Section5.

5.2. Submission of Data; Novartis Collaboration Partners. If publication in a peer-reviewed journal of an analysis of SOMAscan Data arising from research activities conducted by Novartis or any of its Affiliates or Novartis Collaboration Partners requires the publication or submission to the journal of raw data, supporting SOMAscan Data may be included as part of, or as a supplement to, any publication in a peer-reviewed journal solely to the extent that such supporting SOMAscan Data directly supports the Novartis Results described in the proposed publication and, specifically, does not include the entire data set that may be used by Novartis, or provided, in whole or part, to a Novartis Collaboration Partner for use, in a clinical study or other research project.

5.3. Access for Verification and Reproducibility of Novartis Results. In the event that a publisher requires the submission of, or enablement of access to, the SOMAscan Data underlying a manuscript submitted for publication by Novartis or any of its Affiliates or Novartis Collaboration Partners, such SOMAscan Data may be made available to Third Party scientific researchers who agree to execute the Data Access Request and Data Use Agreement shown in Exhibit C prior to being given controlled access to such SOMAscan Data.

5.4. Data Repository. If any research conducted by Novartis or any of its Affiliates, either alone or with a Novartis Collaboration Partner that has shared its Clinical Data with SomaLogic, is part of a study funded by a United States federal agency or similar government entity that has a data sharing policy to which Novartis, any of its Affiliates or any such Novartis Collaboration Partner must adhere that requires the integration into a public database of all or substantially all of the SOMAscan Data provided to Novartis under a Project Plan, Novartis or its Affiliates will not, and it will procure that any Novartis Collaboration Partner will not, to the extent permitted by the study’s data sharing policy, provide any SOMAscan Data to the data repository until the earlier to occur of [****] after completion of the applicable clinical study or other project or waive [****] after acceptance for publication of a primary manuscript describing the Novartis Results of the applicable clinical study or other project conducted by Novartis or any of its Affiliates, either alone or with any such Novartis Collaboration Partner. For the avoidance of doubt, any Novartis Collaboration Partner that has not shared its Clinical Data with SomaLogic will not be permitted to provide any SOMAscan Data to a data repository at any time unless such Novartis Collaboration Partner is subject to an obligation (naming SomaLogic as a third party beneficiary) that such Novartis Collaboration Partner will not file any Patents claiming Biomarkers discovered or created through the use of the SOMAscan Data.

Rev. FINAL	Page 15 of 41	CONFIDENTIAL

6.	DATA; INTELLECTUAL PROPERTY; LICENSE GRANTS

6.1. Ownership; Inventorship

6.1.1. Inventorship Determination. Inventorship of inventions conceived of and reduced to practice in the Program shall be determined in accordance with the laws of the United States of America. The Parties will promptly notify each other in confidence of any inventions if such inventions are required to be assigned to the other Party pursuant to this Agreement. In the event of a dispute between Novartis and SomaLogic over inventorship, the Parties will attempt in good faith to resolve such dispute through discussions and, if the dispute is not resolved within thirty (30) days after commencing such discussions, will designate independent U.S. patent counsel mutually acceptable to the Parties to render a binding and non-appealable opinion with respect to such dispute, who (and whose firm) is not at the time of the dispute, and was not at any time during the five (5) years prior to such dispute, performing services for either of the Parties. Expenses and fees of such patent counsel will be shared equally by the Parties.

6.1.2. SomaLogic Intellectual Property. As between the Parties, SomaLogic will have sole and exclusive ownership (regardless of inventorship) of all right, title and interest on a worldwide basis in and to any and all Assay Technology, Assay Patents, SOMAmer Technology and SOMAmer Patents.

6.1.3. Novartis Intellectual Property. As between the Parties, Novartis will have sole and exclusive ownership (regardless of inventorship) of all right, title and interest on a worldwide basis in and to any and all Novartis Technology and Novartis Patents.

6.1.4. Joint Intellectual Property.The Parties do not anticipate the creation or discovery of any Joint However, in the event Joint Technology is created, conceived of, or reduced to practice, unless and until the Parties agree otherwise in writing: (a) Joint Technology will be jointly owned by the Parties; (b) neither Party may use any Joint Technology or file any Joint Patents without the prior written consent of the other Party; (c) all Joint Technology will be the Confidential Information of both Parties, with each Party deemed to be a Recipient for the purposes of Section 4; and (d) the Parties shall negotiate in good faith with respect to the responsibility for, and costs associated with, filing, prosecuting, maintaining and enforcing any associated Joint Patents. Notwithstanding the foregoing, Joint Technology consisting of Improvements to SOMAmer Technology, SOMAmer Patents, Assay Technology or Assay Patents is hereby assigned by Novartis to SomaLogic, and Joint Technology consisting of Improvements to Novartis Technology or Novartis Patents is hereby assigned to Novartis, in each case upon the creation of, conception of, or reduction to practice of such Joint Technology.

6.1.5. Other Intellectual Property. Subject to Sections 6.1.2, 6.1.3 and 6.1.4, rights of ownership in and title to any Program Technology will be determined in accordance with the laws of the United States of America.

6.2. Patent Filing, Prosecution, and Maintenance.

6.2.1. Novartis Patents. Novartis, at its sole discretion and expense shall be responsible for the preparation, filing, prosecution, and maintenance of all Novartis Patents. At Novartis’ written request, SomaLogic shall cooperate with and assist Novartis in all reasonable respects in connection with such preparation, filing, prosecution, and maintenance of such Patents, including but not limited to obtaining assignments to reflect chain of title consistent with the terms of this Agreement, gaining United States patent term extensions, supplementary protection certificates and any other extensions that are now or become available in the future wherever applicable.

6.2.2. SomaLogic Patents. SomaLogic, at its sole discretion and expense and acting through patent counsel or agents of its choice, shall be responsible for the preparation, filing, prosecution, and maintenance of all SomaLogic Patents. At SomaLogic’s written request, Novartis shall cooperate with and assist SomaLogic in all reasonable respects in connection with such preparation, filing, prosecution, and maintenance of such Patents, including but not limited to obtaining assignments to reflect chain of title consistent with the terms of this Agreement, gaining United States patent term extensions, supplementary protection certificates and any other extensions that are now or become available in the future wherever applicable.

Rev. FINAL	Page 16 of 41	CONFIDENTIAL

6.3. Patent Litigation

6.3.1. Solely Owned Patents. All litigation or other similar proceedings related to a Party’s solely owned Patents will be directed and controlled by such Party (at such Party’s sole expense, subject to the indemnification obligations of the Parties set forth in Section 7), and the other Party shall not have the right to commence, direct, or control any such litigation orproceedings.

6.4. License Grants to Novartis.

6.4.1. Novartis Therapeutics. SomaLogic hereby grants to Novartis and its Affiliates a [****] under all [****] to [****] in connection with this Agreement, regardless of time of discovery.

6.4.2. Novartis Diagnostics. SomaLogic hereby grants to Novartis and its Affiliates a [****] under all [****] in connection with this Agreement, regardless of time of discovery.

6.4.3. Pathway Panel Assays; SOMAmer Panels; [****].

a. Pathway Panel Assays. SomaLogic hereby grants to Novartis and its Affiliates a [****] under [****] solely for [****].

b. SOMAmer Panels. Subject to Sections 6.9 and 6.10, Soma Logic hereby grants to Novartis and its Affiliates a [****] under [****] to [****]. To the extent additional SOMAmers (i.e., in addition to the [****] are necessary for Novartis to reasonably Commercialize [****], the Parties will negotiate in good faith with respect to an expansion of such limit, taking in account Novartis’ interest in developing the relevant [****] and SomaLogic’s interest in preventing the duplication of its SOMAscan Assay.

c. [****].

6.4.4. SOMAmer Drug Discovery and Development. SomaLogic hereby grants to Novartis and its Affiliates a [****] during the Term under [****] solely to [****] by or on behalf of Novartis and its Affiliates. As used herein, [****].

6.4.5. Reservation of Rights by SomaLogic. SomaLogic retains all right, title, and interest in and to all Intellectual Property of SomaLogic not expressly licensed to Novartis and its Affiliates pursuant to this Agreement. For the avoidance of doubt, (a) except as set forth in Section 6.4.6, no license is granted to Novartis or its Affiliates under this Agreement, by implication, estoppel, or otherwise, to make or use any SELEX Technology or SomaLogic Biomarker Technology, to practice any invention Covered by a SELEX Patent or a SomaLogic Biomarker Patent, or to make, use, or otherwise perform the SOMAscan Assay; and (b) [****].

6.4.6. SOMAscan Assay License and Technology Transfer. Subject to the terms and conditions of this Agreement, SomaLogic hereby grants to Novartis and its Affiliates a [****] solely to [****] for the sole purpose of [****]. Novartis agrees that Novartis and its Affiliates shall exercise their rights under the licenses granted to Novartis and its Affiliates in this Section 6.4.6 only upon the occurrence of any of the following events during the Term (without giving effect to any termination of this Agreement arising as a result of the occurrence of such event): [****] or [****]. For the avoidance of doubt the license rights granted to Novartis and its Affiliates by SomaLogic under this Section 6.4.6 do not in any way limit the obligation of Novartis to submit Samples in the Projected Annual Minimum amounts set forth in Section 3.1.1. prior to the exercise of such license rights by Novartis or its Affiliates.

Rev. FINAL	Page 17 of 41	CONFIDENTIAL

6.5. License Grants to SomaLogic.

6.5.1. License for Medical Diagnostics. Novartis hereby grants to SomaLogic and its Affiliates a[****] under [****] to [****].

6.5.2. Grant back License. Novartis hereby grants SomaLogic and its Affiliates a [****] under[****]. SomaLogic may sublicense the foregoing license to any Third Party.

6.5.3. License to Use Novartis Proteins. Novartis hereby grants to SomaLogic and its Affiliates a[****] to [****]; to [****] and to [****]; provided, however, [****].

6.6. Third Party Technologies. Each of the Parties shall obtain, and shall be responsible for all costs related to obtaining, any necessary license or right to any Third Party Patents Covering such Party’s own Background Technology and Program Technology sufficient to fulfil such Party’s obligations under this Agreement; provided, however, that this Section 6.6 does not (a) require a Party to obtain such license or right for the other Party, or (b) in any way expand such Party’s obligations under Section 7 of this Agreement. For clarity, each Party shall be solely responsible for obtaining any necessary license or right from a Third Party to [****] including, for example, [****].

6.7. Bankruptcy. All licenses granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the US Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101 of the Code. Each licensee may retain and may fully exercise all of its protections, rights and elections under the Code. In the event of the commencement of a bankruptcy proceeding by or against a Party under the Code, each licensee will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same, if not already in its possession, will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefor, unless licensor elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, following the rejection of this Agreement by or on behalf of licensor upon written request therefor by the relevant Party.

6.8. General Provisions Relating to Sublicenses. Any sublicenses granted by either Party pursuant to this Agreement shall contain all of the applicable conditions, restrictions, and reservations of this Agreement, except for the provisions related to fees. For the avoidance of doubt, the immediately foregoing sentence means that (a) neither Party shall have the right to grant a sublicense to an Affiliate or Third Party that grants to such Affiliate or Third Party greater rights than the sublicensor Party has; and (b) to the extent that a Party has obligations to grant back rights to the other Party with respect to Improvements, or Biomarkers or the like. Each Party that grants a sublicense to an entity that is not an Affiliate under this Agreement shall give prompt written notice to the other Party of the fact thereof, which notice shall include the identity of the sublicensee. In addition, when granting a sublicense, the sublicensing Party shall be responsible to the other Party for any breaches by its sublicensee with respect to the conditions, restrictions, reservations and grant backs required under this Agreement. The granting of a sublicense by either Party under this Agreement shall not operate to relieve the sublicensing Party from any of its obligations under this Agreement. Except as specifically permitted in this Agreement, neither Party shall have the right to grant any sublicenses under this Agreement without the prior written consent of the other Party.

6.9. Novartis [****] Development. In the event Novartis wishes to develop a [****] that incorporates [****], Novartis will notify SomaLogic prior to developing such [****] either alone or with a Third Party. The Parties will discuss the [****] and Novartis will choose in its sole discretion if it wishes to develop the [****].

a. [****]; and

Rev. FINAL	Page 18 of 41	CONFIDENTIAL

b. if Novartis wishes to work with SomaLogic (in its sole discretion), and SomaLogic agrees (in its sole discretion) to undertake the development and [****] of a [****] [****], the Parties will enter into a commercially reasonable development and commercialization agreement, and SomaLogic will take the [****] through development and regulatory filing and be responsible for the [****] of the [****]. [****].

6.10.   No Other Rights; No Implied Licenses. Only the licenses and other rights expressly granted by one Party to the other Party under terms of this Agreement are of any legal force or effect. No other licenses or other rights are granted, conveyed or created (whether by implication, estoppel or otherwise).

6.11. Royalties.

6.11.1. Royalty Rate.

a. Novartis Diagnostic. Novartis or the Third Party (as applicable) will make royalty payments to SomaLogic at a rate of [****] of worldwide, annual Net Sales of each Novartis Diagnostic developed and Commercialized by or for the benefit or account of Novartis, its Affiliates, or its or their sublicensees that incorporates a SOMAmer or SOMAmer Panel.

b. Medical Diagnostics without SOMAmers. Novartis or the Third Party (as applicable) will make royalty payments to Soma Logic at a rate of [****] of worldwide, annual Net Sales of each Medical Diagnostic developed and Commercialized by or for the benefit or account of Novartis, its Affiliates, or its or their sublicensees pursuant to Section 6.4.3 that uses one or more Biomarkers derived from an analysis of any SOMAscan Data and that is implemented without incorporating a SOMAmer or SOMAmer Panel.

c. Medical Diagnostics with SOMAmers. Novartis or the Third Party (as applicable) will make royalty payments to SomaLogic at a rate of [****] of worldwide, annual Net Sales of each Medical Diagnostic developed and Commercialized by or for the benefit of account of Novartis, its Affiliates, or its or their sublicensees pursuant to Section 6.4.3 that uses one or more Biomarkers derived from an analysis of any SOMAscan Data and that incorporates a SOMAmer or SOMAmer Panel.

d. Exempt Products. For the avoidance of doubt, (1) Novartis Diagnostics that do not incorporate a SOMAmer or SOMAmer Panel are not subject to any royalty obligation to SomaLogic; and (2) other diagnostic tests, devices, software, etc., that both (A) do not use Biomarkers derived from an analysis of any SOMAscan Data, and (B) do not Incorporate a SOMAmer or SOMAmer Panel, are not subject to any royalty obligation to SomaLogic.

6.11.2. Royalty Term. Royalties will be payable on a Diagnostic-by-Diagnostic and country-by-country basis from the First Commercial Sale of each Novartis Diagnostic incorporating a SOMAmer or SOMAmer Panel and each Medical Diagnostic in such country until the later of (a) the expiration of the last to expire Valid Claim of the SomaLogic Patents Covering the relevant Diagnostic; or (b) [****] of the First Commercial Sale of the relevant Diagnostic (the “Royalty Term”). As used herein, “First Commercial Sale” means the first sale of each Novartis Diagnostic incorporating a SOMAmer or SOMAmer Panel or each Medical Diagnostic to a Third Party by or under the authority of Novartis or an Affiliate or licensee or sublicensee of Novartis or its Affiliate in any country following regulatory approval of such Novartis Diagnostic or Medical Diagnostic in that country or, if no such regulatory approval or similar marketing approval is required, the date upon which such Novartis Diagnostic or Medical Diagnostic is first commercially sold in such country. For this purpose, “regulatory approval” means approval (including, where applicable, pricing and reimbursement approvals), registration, license or authorization to market and sell the Novartis Diagnostic or Medical Diagnostic from the governmental agency or authority responsible for granting approval for the marketing and sale of such Diagnostics, including the United States Food and Drug Administration, the European Medicines Agency, the Japanese Ministry of Health, Labor and Welfare and Pharmaceuticals and Medical Devices Agency, and any corresponding national or regional regulatory authorities in a country or other jurisdiction.

Rev. FINAL	Page 19 of 41	CONFIDENTIAL

6.11.3. Payment of Royalties. Within sixty (60) days after the end of any Calendar Quarter, Novartis or the Third Party (as applicable) will provide SomaLogic with a report stating the Net Sales of both Novartis Diagnostics incorporating a SOMAmer or SOMAmer Panel and Medical Diagnostics, in each case, sold by or for the benefit or account of Novartis or any of its Affiliates or its or their sublicensees worldwide, on a country-by-country basis during that Calendar Quarter, together with the calculation of the royalties due to SomaLogic. Royalty payments will be made by Novartis, its Affiliate or the Third Party (as applicable) to a bank account indicated by SomaLogic within 30 days following the date of receipt by Novartis or the Third Party (as applicable) of an invoice for the indicated amount(s). All payments shall be made in US Dollars.

7.	REPRESENTATIONS; DISCLAIMER; LIMITATION OF LIABILITY; INDEMNITIES

7.1. Mutual Representations. Each Party represents and warrants that: (a) it is legally permitted to enter into this Agreement; (b) the person executing this Agreement on its behalf is duly authorized and empowered to do so; (c) the terms and conditions of this Agreement do not conflict with other contractual obligations (express or implied) that it has or may have, or any provision of its organizational documents, or violate any law, regulation or valid court order; (d) it will process all Clinical Data in accordance with Appendix 2; (e) it has and will maintain all authorizations and licenses from all governmental authorities or third parties necessary to perform its obligations under this Agreement; (f) it is a corporation duly organized, validly exiting and in good standing under the laws of its jurisdiction of incorporation; and (g) this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent transfer or other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.

7.2. Additional Representations of SomaLogic. SomaLogic represents as of the Effective Date and warrants to Novartis:

7.2.1. that is has obtained from all Personnel who participated in any aspect in the invention or authorship of SOMAmer Technology and Assay Technology effective assignments of all ownership rights of such individuals to Intellectual Property, either pursuant to written agreement or by operation of law;

7.2.2. all of its Personnel have executed agreements or have existing obligations under applicable laws requirement assignment to SomaLogic of all inventions made during the course of and as a result of the Program and obligating the individual to maintain as confidential SomaLogic’s Confidential Information as well as Confidential Information of other parties (including Novartis and Novartis’s Affiliates) that such individual may receive in the conduct of the Program;

7.2.3. it has not granted and will not grant to any Third Party rights that would otherwise interfere with or be inconsistent with Novartis’s rights hereunder, and there are no agreements or arrangements to which SomaLogic or any of its Affiliates is a party relating to any Intellectual Property Controlled by SomaLogic that would limit the rights granted to Novartis under this Agreement;

7.2.4. to SomaLogic’s knowledge, the SOMAmer Technology and Assay Technology, and the conduct of the Program (including the uses of the SOMAmer Technology and Assay Technology), does not, and will not, infringe or misappropriate any Third Party’s Intellectual Property rights;

7.2.5. SomaLogic has the authority to grant licenses to use SOMAmer Technology and Assay Technology as contemplated by this Agreement, without, to SomaLogic’s knowledge, misappropriating or infringing any Third Party Intellectual Property rights;

7.2.6. SomaLogic will perform all services hereunder in a good and workmanlike manner in accordance with standard industry practice.

Rev. FINAL	Page 20 of 41	CONFIDENTIAL

7.3. Additional Representations of Novartis. Novartis represents as of the Effective Date and warrants to SomaLogic:

7.3.1. it has obtained from all of its employees, officers, and consultants who participated in any respect in the invention or authorship of the Novartis Background Technology effective assignments of all ownership rights of such individuals to such Intellectual Property, either pursuant to written agreement or by operation of law;

7.3.2. all of its employees, officers, and consultants have executed agreements or have existing obligations under applicable laws requiring assignment to Novartis of all inventions made during the course of and as the result of the Program and obligating the individual to maintain as confidential Novartis’s Confidential Information as well as confidential information of other parties (including SomaLogic’s) that such individual may receive in the conduct of the Program;

7.3.3. it has not granted and will not grant to any Third Party rights that would otherwise interfere with or be inconsistent with SomaLogic’s rights hereunder, and there are no agreements or arrangements to which Novartis or any of its Affiliates is a party relating to any Intellectual Property Controlled by Novartis that would limit the rights granted to SomaLogic under this Agreement;

7.3.4. to Novartis’ knowledge, the conduct of the Program as contemplated by this Agreement will not infringe or misappropriate any Third Party’s Intellectual Property rights; and

7.3.5. Novartis has the authority to grant licenses to the Novartis Background Technology as contemplated by this Agreement.

7.4 DISCLAIMER. Except as set forth in Sections 7.1, 7.4. 7.2,7.3, and other terms of this Agreement, all Confidential Information, data, results, Intellectual Property, and other information provided under this Agreement are provided “as is,” and each Party’s use of the other Party’s Confidential Information, data, results or any other information provided under this Agreement is at its own risk. Neither Party makes any representations nor extends any warranties, express or implied, with respect to any Confidential Information, results, Intellectual Property or other information provided under this Agreement or any uses thereof. Each Party expressly excludes any implied warranties of merchantability, fitness for a particular purpose or use, or non-infringement with respect to any Confidential Information, results, Intellectual Property, or other information provided under this Agreement.

7.5. LIMITATION OF LIABILITY. Neither Party nor any of its Affiliates shall be liable in contract, tort, negligence, breach of statutory duty or otherwise for any special, indirect, incidental, punitive or consequential damages or for any economic loss or loss of profits suffered by the other Party, except to the extent such damages (i) are required to be paid to a Third Party as a part of a Loss for which that Party provided indemnification under this Section 7, (ii) arise from a breach of the confidentiality obligations under Section 4, or (iii) arise from a breach of the license grants and restrictions in Section 6.

7.5.1. Nothing in this Agreement limits or excludes a Party’s liability for (a) death or personal injury caused by such Party’s negligence; (b) fraud or any liability that, by law, cannot be limited or excluded; or (c) any loss or damage caused by its intentional breach of this Agreement.

7.6. Indemnities

7.6.1. Each Party will indemnify, defend, and hold harmless the other Party, its Affiliates, and its and its Affiliates’ Personnel (“lndemnitees”) from and against any and all liabilities, losses, damages, costs and other expenses (including reasonable attorneys’ and expert witnesses’ costs and fees) incurred in connection with a claim, demand, suit, action or other legal proceeding brought by a Third Party (each a “Claim”) and arising from: (a) the gross negligence or willful misconduct of the indemnifying Party or its Personnel; (b) the failure of the indemnifying Party or its Personnel to comply with applicable law; (c) any breach by the indemnifying Party or its Personnel of its representations and warranties under Sections 7.1 and 7.2 and Appendix 2; or (d) the exercise by the indemnifying Party of its rights to and interest in Joint Technology and Joint Patents (if applicable); except that the indemnifying Party will not be required to defend, indemnify or hold harmless the lndemnitees to the extent that any Claim results from a breach of this Agreement by any lndemnitee or the negligence or intentional acts or omissions of any lndemnitee.

Rev. FINAL	Page 21 of 41	CONFIDENTIAL

7.6.2. Procedure

a. To receive indemnification under this Section 7.6.2, the indemnified Party will: (i) promptly notify the indemnifying Party in writing when it becomes aware of a Claim for which indemnification may be sought pursuant hereto; (ii) cooperate with the indemnifying Party (at the indemnifying Party’s expense} in the defense, settlement or compromise of such Claim, including that each indemnified Party shall furnish such information or reasonable assistance regarding itself or the claim in question as an indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom; and (iii) permit the indemnifying Party to control the defense, settlement or compromise of such claim or suit, including the right to select defense counsel.

b. The indemnifying Party will not compromise or settle any claim or suit in a manner that requires the indemnified Party to admit fault or negligence or to take or not take any action, without the indemnified Party’s prior written consent. No indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement, except with the approval of each indemnified Party (which approval shall not be unreasonably withheld}, except for a settlement which imposes only a monetary obligation on the indemnifying Party and which includes as an unconditional term thereof the giving of a release from all liability in respect to such claim or litigation by the claimant or plaintiff to the indemnified Party.

c. The failure of any indemnified Party to give written notice as provided herein shall not relieve the indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the indemnifying Party or materially compromise the defense of such claim.

7.6.3. Mitigation of Claims. Each indemnified Party will take and arrange for its Affiliates to take all such reasonable steps and action as are necessary or as the indemnifying Party may reasonably require in order to mitigate any Claim under this Section 7.6. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

7.7. Covenants

7.7.1. Compliance with Policies, Law and this Agreement. Novartis gives preference to those who share Novartis’s societal and environmental values. As such, SomaLogic agrees to comply with all reasonable Novartis policies and guidelines provided to it by Novartis. Upon provision of such policies and guidelines to Somalogic, the same are incorporated herein by reference. Each of the Parties will, and will ensure that each of their respective Affiliates will, conduct the Program in compliance with the terms of this Agreement and all applicable laws and regulations, including, without limitation, laws and regulations relating to health, safety and the environment, fair labor practices and unlawful discrimination.

7.7.2. Debarment. If at any time either Party becomes aware that it or any of its Affiliates or their respective employees or agents involved in the Program have been or are in the process of being debarred under Section 306(a} or (b} of the U.S. Federal Food, Drug and Cosmetic Act, such Party shall notify the other Party without delay.

7.7.3. Animal Welfare. Each Party undertakes that any animals used in experiments as part of the Program will be used and disposed of in strict accordance with the applicable laws and regulations, but at least by US standards (see the U.S. Animal Welfare Act and its Regulations}, and will under no circumstances be used as food for humans or animals.

Rev. FINAL	Page 22 of 41	CONFIDENTIAL

7.7.4. Government Approvals. Each Party will use commercially reasonable efforts to obtain any government approval required in its country of domicile to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed . Each Party will keep the other informed of progress in obtaining any such government approval, and will cooperate with the other Party in any such efforts.

7.7.5. No Conflicting Agreements. Each of the Parties covenants that it shall not enter into any agreement, arrangement, or undertaking after the Effective Date that would prohibit or restrict its ability to perform its obligations as set forth in this Agreement or materially alter the other Party’s rights under this Agreement.

8.	MISCELLANEOUS

8.1. Language. Except as otherwise expressly provided or unless the context otherwise requires, the use herein of: (a) the plural includes the singular and vice versa; (b) “including” means “including but not limited to” and derivative forms will be construed accordingly; (c) “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and (d) “or” will notbe construed as exclusive.

8.2. Assignment. A Party may not assign or transfer this Agreement or any of its rights or duties under this Agreement without the prior written consent of the other Party, which consent will not be unreasonably withheld; except that (a) [****]; and (b) [****]. Subject to the foregoing, the provisions hereof will inure to the benefit of, and be binding upon, the successors and permitted assigns of each Party. Any purported assignment that does not comply with this Section 8.2, at the option of the non-assigning Party, is null and void. No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder. The assigning Party will continue to be responsible for all its obligations under this Agreement prior to the effective date of any permitted assignment.

8.3. Independence of Parties; Similar Research. No agency or partnership relationship is created by this Agreement. The Parties expressly agree that the relationship created by this Agreement is one of independent contractors, and neither Party has the power or authority to bind or obligate the other Party except as expressly set forth in this Agreement. Except as otherwise expressly set forth in this Agreement, either Party may participate in other research similar to that described in any Project Plan without violating the terms of this Agreement.

8.4.   Notices. All notices, requests and consents hereunder will be in writing and deemed given on the date received as evidenced by proof of receipt, if delivered to the Parties’ addresses set forth below by: (a) hand; (b) certified mail, return receipt requested; or (c) overnight courier of national reputation.

If to Novartis:	If to Somalogic:
Novartis Pharma	AG Somalogic, Inc.
Basel 4056	Boulder, CO 80301 USA
Switzerland
Attn: Novartis General Counsel	Attn: Legal Department

With a required copy to:

Novartis Pharma AG

Lichtstrasse 35

Basel 4056

Switzerland

Attn: Head, NIBR Legal Europe

Rev. FINAL	Page 23 of 41	CONFIDENTIAL

and

Novartis Institutes for BioMedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139 USA

Attn: General Counsel

8.5. Publicity. SomaLogic shall be entitled to issue a press release announcing the execution of this Agreement and provide other communications (for example, the content of SomaLogic’s web sites and marketing materials) containing not more than the content set forth in the press release; provided that the content of such press releases and other communications shall be subject to Novartis’ prior review and approval. Novartis will be entitled to issue a press release announcing execution of this Agreement if it elects to do so in its discretion.

8.6. Integration. This Agreement (including the Program Plan) and the Project Plans constitute the entire agreement between the Parties concerning the subject matter thereof and supersedes all prior or contemporaneous oral or written understandings with respect thereto, including, for the avoidance of doubt, the Original Agreement; provided, however, that except as expressly indicated otherwise in this Agreement, the Original Agreement shall remain in full force and effect (and shall govern the Parties’ relationship) with respect to any Samples submitted to SomaLogic prior to the Effective Date, and provided further that any agreements among Novartis or its Affiliates, SomaLogic, and any Third Parties (e.g., multi-party agreements) shall not be superseded by this Agreement, and any references to the Original Agreement in such ongoing multi-party agreements shall continue in effect as references to the Original Agreement. Any Appendices and Exhibits to this Agreement form part of this Agreement and will have effect as if set out in full in the body of this Agreement. In the event of any conflict or inconsistency between any provisions in the body of this Agreement and the terms of any Appendix or Exhibit, the body of this Agreement will govern and control, except as otherwise expressly stated in an Appendix or in the Program Plan or other Exhibit with reference to this Section 8.6.

8.7. Modifications; Waiver. No amendment or modification of this Agreement , including of the Program Plan or any Project Plan, will be valid or binding upon the Parties unless made in writing and signed by an authorized representative of each Party. Failure of a Party to enforce any rights under this Agreement will not be construed as a waiver of such rights nor will a waiver by a Party in one or more instances constitute a continuing waiver or a waiver in other instances.

8.8. Severability. If any provision of this Agreement is found to be invalid or unenforceable, all other provisions of this Agreement will remain valid and enforceable. In lieu of the invalid or unenforceable provision, the Parties will substitute or add as part of this Agreement a provision that most closely approximates the business and economic objectives intended by the invalid or unenforceable provision. If the Parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the Parties would not have entered into this Agreement without the invalid provisions.

8.9. Government Acts. In the event that any act, regulation, directive, or law of a country or its government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of the Parties under this Agreement, the Party, if any, not so affected, shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiat ion s between the Parties to make such modifications therein as may be necessary to fairly address the impact thereof, are not successful after a reasonable period of time in producing mutually acceptable modifications to this Agreement.

8.10. Export Controls. This Agreement is made subject to any restrictions concerning the export of materials and technology from the United States that may be imposed upon or related to either Party to this Agreement from time to time by the government of the United States. Furthermore, each of the Parties agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to any countries for which the United States government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States government when required by applicable statute or regulation.

Rev. FINAL	Page 24 of 41	CONFIDENTIAL

8.11. Affiliates. Each Party may perform its obligations hereunder personally or through one or more of its Affiliates. Each Party shall be solely responsible for the acts and omissions of its Affiliates. Neither Party shall permit any of its Affiliates to commit any act (including any omission) that such Party is prohibited hereunder from committing directly. Any material breach of the terms and conditions of this Agreement by a Party’s Affiliate shall be construed as a material breach by such Party under this Agreement.

8.12. Survival. The terms of Sections 1.4, 1.5.5, 1.7, 2.1, 2.3, 3.3, 4, 5, 6 (except for Sections 6.4.3.c, 6.4.4, and 6.6 and except to the extent this Agreement is terminated pursuant to Section 2.3.4), 7.l(d), 7.2.3, 7.3.3, 7.4, 7.5, 7.6, 7.7.5, 8.1, 8.2, 8.3, 8.4, 8.6, 8.7, 8.8, 8.11, 8.12, 8.13, and 8.14, as well as any provisions which, by their nature, are intended to survive, will survive any expiration or termination of this Agreement.

8.13. Headings. The section headings in this Agreement are intended for convenience only and are not intended to be part of or affect the meaning or interpretation of any term or provision of this Agreement.

8.14. Governing Law and Jurisdiction. This Agreement and all claims between the Parties arising out of or relating to this Agreement or to its interpretat ion, validity and enforcement shall be governed by the laws of the State of New York regardless of the effect of the choice of law principles under such laws. This original English language version of this Agreement is controlling in all respects.

8.15. Dispute Resolution.

8.15.1. Referral to Executives. Either Party may refer any question, difference or dispute that may arise concerning the construction, meaning, or effect of this Agreement or concerning the rights and liabilities of the Parties hereunder, to senior officers ofSomalogic and Novartis (or their designees), who shall attempt ingood faith to resolve such question, difference or dispute. If the question, difference or dispute cannot be resolved within 30 days of such referral, either Party shall be free to initiate the arbitration proceedings outlined in Section 8.15.2, below.

8.15.2. Arbitration. Any question, difference or dispute that cannot be resolved through informal means as set forth in Section 8.15.1 shall be either (i) litigated in a court of competent jurisdiction or (ii) resolved by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection. Any arbitration proceedings shall be conducted in New York City, before one mutually acceptable arbitrator selected jointly by the Parties from a panel of persons experienced in the pharmaceutical and life sciences industries (or by the AAA In accordance with its rules in the event the Parties are unable to reach agreement). Each Party shall have all rights of discovery as provided by the Federal Rules of Civil Procedure for any arbitral proceeding pursuant to this Section 8.15.2. Each Party shall submit to the arbitrator and exchange with each other at least 30 days in advance of the arbitration hearing their respective last, best offer with respect to settlement of the relevant dispute. Taking into account the respective interests of the Parties, the arbitrator shall select between the two complete sets of settlement terms (i.e., the arbitrator will select the more suitable settlement offer submitted by the Parties based on his or her findings, and will not combine the terms or reach an independent judgment as to an appropriate settlement). The arbitrator shall render his or her opinion within 30 days after the final arbitration hearing. The decision of the arbitrator shall be final and binding on the Parties. The arbiter’s fees and expenses shall be borne by the Parties evenly. Judgment to enforce the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The existence, content, and results of any arbitration will be deemed to be the Confidential Information of both Parties. The provisions of this Section 8.15.2 shall survive any expiration or termination of this Agreement, and shall be severable and binding on the Parties hereto, notwithstanding that any other provision of this Agreement may be held or declared to be invalid, illegal, or unenforceable.

Rev. FINAL	Page 25 of 41	CONFIDENTIAL

8.15.3. Stay of Termination. Any purported termination of this Agreement under Section 2.2.2 will be automatically stayed during the pendency of any arbitration proceeding commenced under Section 8.15.2.

8.16. Force Majeure. Neither Party shall be responsible to the other for any failure or delay in performing any of its obligations under this Agreement or for other nonperformance hereunder if such delay or nonperformance is caused by an act of God or of the government ..of any country or of any local government, or is unavoidable or beyond the control of any Party hereto. In such event, the Party affected will use commercially reasonable efforts to resume performance of its obligations.

8.17. Execution; Counterparts. The execution and delivery of this Agreement by facsimile transmission or email delivery of a portable document format (“pdf”) or other common format electronic file will be valid. This Agreement may be executed in counterparts, each of which constitutes an original and all of which together constitute one and the same legal instrument.

Executed by a duly authorized representative of each Party as of the Effective Date.

NOVARTIS PHARMA AG	SOMALOGIC, INC.

BY:	BY:
PRINTED NAME:	PRINTED NAME:
TITLE:	TITLE:
DATE:	DATE:

Rev. FINAL	Page 26 of 41	CONFIDENTIAL

APPENDIX 1: DEFINITIONS

“Accounting Standards” means, in the case of Novartis and its Affiliates, International Financial Reporting Standards (IFRS), consistently applied, and in the case of Somalogic, US Generally Accepted Accounting Principles (US GAAP), consistently applied. Each Party will promptly notify the other in the event that it changes the Accounting Standards pursuant to which its records are maintained, it being understood that each Party may only use internationally recognized accountingprinciples.

“Affiliate” means, with respect to any Party, any Person that, directly or indirectly, by itself or through one or more intermediaries, controls, is controlled by, or is under common control with, such Part y. For the purpose of this definition, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For this purpose, control will bepresumed if one Person owns, either of record or beneficially, at least 50% of the voting securities of the other Person. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case such lower maximum percentage shall be substituted in the preceding sentence; provided that such foreign investor has the power to direct the management and policies of such entity. In the case of Novartis, “Affiliates” shall also be deemed to include the Novartis Institute for Functional Genomics, Inc. (also known as the Genomics Institute of the Novartis Research Foundation), the Friedrich Miescher Institute for BioMedical Research and their respective Affiliates.

“Approved Service Provider” means, as of the date of any determination, any Service Provider that has been audited by Novartis and has met Novartis quality assurance compliance standards for clinical sample and data handling then in effect and requires no further auditing or qualification by Novartis at such time to act as a Service Provider under such standar ds.

“Assay Patent” means any Patent Controlled by Somalogic that contains one or more claims Covering Assay Technology.

“Assay Technology” means (a) anyTechnologyrelatingto the SOMAscan Assay, Pathway Panel Assays, or SOMAmer Panels, including any analytic processes related to any of the foregoing, which is Controlled by SomaLogic as of the Effective Date or on or after the Effective Date other than in connection with the performance of the Program; and

(b) any Program Technology that is an Improvement of the Technology in part (a) of this definition.

“Baseline and Control Sample Data” means Clinical Data associated with a Sample contributed to the Program by or on behalf of Novartis or its Affiliate that was obtained from a patient/subject (a) at baseline (i.e., at t=O) in any clinical study; and

(b) any additional time point from the control arm of such clinical study.

“Biomarker” means a distinctive protein indicator first discovered by a Party from SOMAscan Data generated under the Program, which is used to (a) indicate or predict the presence or absence of a disease, health condition, or state of health or wellness; (b) permit a disease prognosis; (c) indicate or predict a response to a particularTherapeutic; or

(d) indicate the presence or absence of certain anthropometric or behavioral attributes.

“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that the first Calendar Quarter of the Royalty Term shall commence on the First Commercial Sale and the last Calendar Quarter shall end on the last day of the Royalty Term.

“Change of Control of Somalogic” means anyof the following events: (a) any company becomes the beneficial owner, directly or indirectly, of more than 50% of SomaLogic’s outstanding voting stock; {b) Somalogic consolidates with or merges into another corporation or entity, and as a result of such merger or consolidation, the holders of all of the outstanding voting stock of Somalogic prior to the merger or consolidation hold less than 50% of the voting stock of Somalogic after the merger or consolidation; or (c) SomaLogic conveys, transfers or leases all or substantially all of itsassetsto acompany.

“Clinical Data” means demographic and medical information relating to a patient/subject from whom a Sample was collected and for which a SOMAscan Assay was or will be conducted, to the extent relevant and when reasonably available.

Rev. FINAL	Page 27 of 41	CONFIDENTIAL

“Collaboration Partner” means any Third Party (including commercial, academic, and not for profit entities) with which a Party or its Affiliates is engaged, from time to time, in a collaborative effort to research, develop or Commercialize Diagnostics or Therapeutics or to conduct early-stage biological research by or for the benefit of such Party or its Affiliates pursuant to a written agreement, including collaborative research, co-development, co- commercialization and co-marketing agreements. For the purpose of this definition, a “collaborative effort” includes, without limitation, out- licensing of Diagnostics or Therapeutics researched, developed or Commercialized by such Party or its Affiliates and in- licensing of Diagnostics or Therapeutics researched, developed or Commercialized by such Collaboration Partner.

“Combination Product” means any product or kit that consists of (a) a Novartis Diagnostic or a Medical Diagnostic, together with (b) a Novartis Therapeutic, other Therapeutic, or other Diagnostic.

“Commercialize” or “Commercialization” means to manufacture for commercial sale, market, co-market, promote, co-promote, distribute, import, export, offer for sale or sell, or conduct post-marketing clinical studies.

“Confidential Information” means anydata orinformation, other than Trade Secret Information, made available by or on behalf of a Party or any of its Affiliates (the “Discloser”) to the other Party (the “Recipient”) in connection with this Agreement or pursuant to the Original Agreement, including all confidential know-how and other proprietary information (including, without limitation, chemical, physical and analytical, safety, manufacturing and quality control data and information) and data of a financial, commercial or technical nature, that is either marked or otherwise identified as “Confidential” at the time of disclosure or would be reasonably understood to be confidential due to legends or other markings, the circumstances of disclosure, or the nature of the information itself, whether tangible or intangible and made available orally, in writing or in electronic form. Confidential Information that is jointly owned by the Parties will be deemed to be the Confidential Information of both Parties, with each Party deemed to be a Recipient. Notwithstanding the foregoing, where a Party is designated as the owner of Confidential Information as set forth in this Agreement, such Party will be deemed to be the Discloser of such Confidential Information, notwithstanding if the information is otherwise made available by or on behalf of the other Party.

“Control” or “Controlled” means (a) as to any Confidential Information, Technology, or Patents owned by a Party or its Affiliates, co-owned by a Party or its Affiliates, in-licensed by a Party from an Affiliate or Third Party, or obtained by assignment from an Affiliate or Third Party, in each instance, possessing the right to disclose or grant the licenses or sublicenses as provided for herein without violating the terms of any agreement or other arrangement with any such Affiliate or Third Party; and (b) as to any proprietary materials, possessing the right to supply such proprietary materials to the other Party as provided herein without violating the terms of any agreement or other arrangement with any Affiliate or Third Party.

“Cost” means the monetary expenditures incurred by SomaLogic in connection with performing the SOMAscan Assay or generating Insight Results, as applicable, and providing related information and services, which includes the cost of raw materials (e.g., purchase cost, freight, and associated taxes), standard batch size assumptions, estimated production yield based on historical data, and an allocation of direct and indirect labor and overhead.

“Covering,” “Cover” or “Covered” means a use, manufacture, sale, import or export of a product, good or service that, absent a license, infringes a Valid Claim.

“Data Protection Laws” mean all applicable privacy, data protection or similar laws and regulations, which may be amended from time to time.

“Diagnostic” means any test, instrument, apparatus, software (including clinical decision support software and patient decision support software, if and as applicable), machine, assay, implant, in vitro or in vivo reagent, or other similar or related article, reagent, system or device used to (a) diagnose a disease or other medical condition using Biomarker or Biomarker signature information or data, or (b) determine, analyze, or display Biomarker or Biomarker signature information or data; in both cases, includingtechnologies used to diagnose or detect, confirm the presence or absence of, or determine the current state or predict thefuture state or progression of a medical condition, disease, toxin, or infectious agent in humans or animals, whether or not a specific intervention is available; provided that, in anycase, suchtechnologies incorporate thedetection of or otherwise interrogate a Biomarker.

Rev. FINAL	Page 28 of 41	CONFIDENTIAL

“Digital Therapeutic” means asoftware product that (a) delivers medical interventions to patients to prevent, treat, or relieve symptoms of a disease or abnormal medical condition, (b) has been cleared for sale through a regulatory pathway, and (c) is available solelythrough a prescription provided by amedical doctor.

“Divestiture” means anydispositionorsale bya Partyof asubsidiary, business unit, product, diseaseorproduct group or other asset to which a license granted to such Party under this Agreement relates.

“Drug Class” means a grouping or classification of Therapeutics onthe basis of oneor more of: (a) a similar chemical structure not covered by a Valid Claim of relevant Novartis Patents, (b) the same mechanism of action, and (c) a related mode ofaction.

“GDPR” means Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons regarding the processing of personal data and onthe free movement of such data, and repealing Directive 95/46/EC.

“Improvement” means, with respect to a Party, anyinvention, whether patentable or not, discovery or development that (a) requires a license to such Party’s Intellectual Property to practice the invention, discovery or development; or (b) is a modification of any Technology Controlled by such Party. Notwithstanding the foregoing, the term “Improvement” expresslyexcludes Technology derivedfromanybioinformaticsanalysis of SOMAscan Data.

“Informed Consent” means anyinformed consent form(s) (includingwithout limitation consent form(s) regardingany applicable privacy laws or regulations) approved by an independent ethics committee or institutional review board and signed by a study participant from whom a Sample or Clinical Data was or will be obtained that authorizes use of their Sample and Clinical Data consistent withthe objective(s) of aProject Plan.

“Insolvency Event” means (a) a Party ceases to function as a going concern by suspending or discontinuing its business; (b) a Party becomes insolvent (i.e., is unable to pay debts as they become due); (c) a Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings that are dismissed within 90 days); (d) an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator or similar officer is appointed for a Party; (e) a notice to convene a meeting for the purpose of passing a resolution to wind up a Party is issued or such a resolution is passed; (f) a resolution shall have been passed by a Party or the Party’s directors to make an application for an administration order or to appoint an administrator; (g) a Party proposes or makes any general assignment, composition or arrangement with or for the benefit of all or some of its creditors; or (h) a Party makes or suspends or threatens to suspend making payments to all or some of its creditors or submits to any type of a similar voluntary arrangement.

“Intervention Sample Data” means Clinical Data associated with a patient/subject enrolled in an interventional clinical program in which the subjects use Novartis Therapeutic(s) and from whom one or more Samples has been obtained subsequent to the administration of the Novartis Therapeutic(s), but in any event will not include outcomes data.

“Intellectual Property” means any and all rights, title, and interest in, arising from, or relating to any inventions, discoveries, ideas, Know-How, and works of authorship, including copyrights, Patents, trade secrets, trademarks, service marks, any registrations orapplications relatingto any of the foregoing, andany other rights of asimilar nature or character whether now existing or hereafter created, developed, arising or otherwise coming into being, as recognizedbyapplicablelaw.

“Joint Patent” means any Patent that contains one or more claims Covering Joint Technology.

“Joint Technology” means any Program Technology that is jointly conceived or reduced to practice by employees, Affiliates or agents of Novartis and employees, Affiliates or agents of Somalogic.

“Medical Diagnostic” means any Diagnostic other than a Novartis Diagnostic, including, without limitation, for research use; exploratory use; use as a clinical diagnostic in the diagnosis or ongoing evaluation of a disease or medical condition in humans or animals, including the prediction or monitoring of a response to a Therapeutic that is not a Novartis Therapeutic; and use as an in vitro diagno stic product (as defined at 21 C.F.R. § 809.3(a) or under a comparable regulation in jurisdictions outside the United States) that is intended for use in disease prognosis or treatment selection / prediction, including a determination of the state of health, in order to cure, mitigate, treat, or prevent disease or its sequelae in human beings or animals.

Rev. FINAL	Page 29 of 41	CONFIDENTIAL

“Net Sales” means [****].

“Novartis Background Patent” means any Patent Controlled by Novartis or its Affiliate that contains one or more claims Covering Novartis Background Technology.

“Novartis Background Technology” means any Technology that is used by Novartis or its Affiliates, or provided by Novartis or its Affiliates for use, in the Program that either (a) is Controlled by Novartis or any of its Affiliates as of the Effective Date; or (b) is independently developed or acquired on or after the Effective Date by Novartis or any of its Affiliates other than in connection with the Program.

“Novartis Diagnostic” means a Diagnostic discovered in the Program that (a) provides information about how a specific Novartis Therapeutic should be administered or whether someone should receive a specific Novartis Therapeutic; or (b) is intended for use and is used in conjunction with the use or administration (including any use or administration in any clinical study) of a specific Novartis Therapeutic, it being acknowledged that the Diagnostic may not be required by applicable law to be included in the governmentally-approved label for such Novartis Therapeutic. The term Novartis Diagnostic expressly excludes Diagnostics intended for commercialization or medical use in conjunction with the use or administration, or the potential use or administration (including any use or administration in any clinical study) of a Therapeutic in the same Drug Class as a Novartis Therapeutic but is not a Novartis Therapeutic (i.e., Therapeutics that are Commercialized by Third Parties other than licensees or sublicensees ofNovartis).

“Novartis Patents” means Novartis Background Patents and Novartis Program Patents.

“Novartis Program Patent” means any Patent Controlled by Novartis or its Affiliate that contains one or more claims Covering Novartis Program Technology.

“Novartis Program Technology” means any Program Technology that is discovered, created, conceived, or first actually reduced to practice solely by employees or agents of Novartis or its Affiliates.

“Novartis Protein” means a protein provided by Novartis to SomaLogic under the research plan conducted under the Original Agreement and used to select a SOMAmer.

“Novartis Results” means any analysis performed by or on behalf of Novartis or its Affiliates of any SOMAscan Data generated by SomaLogic and provided to Novartis under a Project Plan for Novartis SOMAscan Services, but excluding Patent Rights.

“Novartis SOMAmer” means any SOMAmer or SOMAmer sequence transferred by SomaLogic to Novartis under either the Original Agreement or this Agreement.

“Novartis SOMAmer Sequence Information” means the nucleotide sequence of a SOMAmer selected by SomaLogic for a specific protein target using SELEX Technology along with a collection of nucleotide sequences imported by SomaLogic from the SELEX pool into its sequence analysis system. [****].

“Novartis SOMAscan V3.0” means the SOMAscan Assay as defined in the validation report entitled Novartis_SOMAscan_V3_Reproducibility_Report_Revision_1 dated 7 May 2015.

“Novartis SOMAscan Services” means an assay service performed by SomaLogic for Novartis using Novartis SOMAscan V3.0, SOMAscan V4.1 or any later version that is the most recent version of the SOMAscan Assay as agreed by the Parties pursuant to this Agreement.

“Novartis Technology” means Novartis Background Technology and Novartis Program Technology.

Rev. FINAL	Page 30 of 41	CONFIDENTIAL

“Novartis Therapeutic” means any Therapeutic that is researched, developed or Commercialized by or for the benefit or account of Novartis or any of its Affiliates. The term “Novartis Therapeutic” expressly excludes any Therapeutic that includes a SOMAmer.

“Patents” means the rights and interests in and to patents and patent applications, in any country or region, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of theforegoing.

“Pathway Panel Assay” means a multiplexed assay intended for research use only and not for human or animal Therapeutic or Diagnostic applications that uses at least one and not more than 300 SOMAmers.

“Personal Data” means any information relating to an identified or identifiable natural person, where an identifiable natural person is one who can be identified, directly or indirectly, in particular by reference to an identifier such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person.

“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

“Personnel” means one or more officers, directors, employees, contractors, consultants, agents or other representatives of a Party when acting on that Party’s behalf.

“Pharmaceutical Company” means a company that had (together with its Affiliates) sales in such year of human prescription pharmaceutical products (including therapeutic biologics) exceeding USD$[****], measured for the fiscal year that ended in the calendar year prior to the effective date of the relevant agreement.

“Program” means the use of SOMAscan Data generated through Novartis SOMAscan Services performed by Somalogic pursuant to the Program Plan and the Project Plans.

“Program Plan” means the plan for the Parties’ activities in the Program as set forth in Exhibit A.

“Program Technology” means any Technology that is discovered, created, conceived, or first actually reduced to practice by either Party or any of its Affiliates in connection with and as part of the Program.

“Project Plan” means a SOMAscan Study Submission Form for a particular set of activities, together with any information associated with the SOMAscan services to be completed with respect to such Samples.

“Regulatory Authority” means any national or state or local agency, authority, department, inspectorate, minister, ministry official, parliament or public or statutory person of any government of any country having jurisdiction over any of the activities undertaken by the Parties under this Agreement or over either Party itself .

“Regulatory Requirements” means all laws, statutes, acts, rules, regulations, guidelines, codes, orders, directives or other legally binding requirements of any Regulatory Authority and industry standards or codes of conduct applicable to a Project Plan.

“Sample” means human-derived biological material contributed by or on behalf of a Party for use in the Program.

“SELEX Patent” means any Patent Controlled by Somalogic or its Affiliate that contains one or more claims Covering SELEX Technology.

Rev. FINAL	Page 31 of 41	CONFIDENTIAL

“SELEX Technology” means any Technology Controlled by Somalogic relating to the proprietary combinatorial chemistry ligand discovery process(es) (Systematic Evolution of Ligands by EXponential enrichment) for the generation and identification of SOMAmers, including without limitation the process as described in United States Patent No. 7,947,447 and all Improvements and modifications thereof.

“Service Provider” means a Third Party that provides services for the benefit of a Party for the performance of research or other activities pursuant to a written agreement that defines the scope of the services and includes terms that are not less restrictive than the obligations undertaken by the Parties hereunder regarding the use or disclosure of any Confidential Information, Samples, SOMAscan Data or Novartis Results.

“Somalogic Biomarker Patent” means any Patent Controlled by Somalogic or its Affiliate that contains one or more claims Covering SomaLogic Biomarker Technology.

“Somalogic Biomarker Technology’’ means any Technology that either (a) exists as of the Effective Date and is Controlled by Somalogic; or (b) is independently developed or acquired by Somalogic on or after the Effective Date other than in connection with the Program; and, in either case, relates to specific Biomarkers, specific Biomarker signatures, or uses of specific Biomarkers or Biomarker signatures to diagnose or detect, confirm the presence or absence of, or determine the current state or predict the future state or progression of, a specific state of health or wellness, medical condition, disease, toxin, or infectious agent.

“Somalogic Patents” means SOMAmer Patents, Assay Patents and Somalogic Program Patents.

“Somalogic Program Patent” means any Patent Controlled by Somalogic or its Affiliate that contains one or more claims Covering Somalogic Program Technology.

“Somalogic Program Technology” means any Program Technology consisting of Biomarkers or Biomarker signatures discovered, created, conceived, or first actually reduced to practice solely by employees or agents of Somalogic.

“SOMAmer” or “SOMAmer® Reagent” means Somalogic’s proprietary slow off-rate modified aptamer.

“SOMAmer Panel” means a multiplexed assay that uses at least one and not more than fifty (SO) SOMAmers to detect and measure the relative abundance of a corresponding number of Biomarkers that may be present in a biological sample.

“SOMAmer Patent” means any Patent Controlled by Somalogic or its Affiliate that contain one or more claims Covering SOMAmer Technology.

“SOMAmer Technology” means (a) any Technology relating to SOMAmers that is Controlled by SomaLogic either as of the Effective Date or on or after the Effective Date other than in connection with the performance of the Program; and (b) any Program Technology that is an Improvement of the Technology in part (a) of thisdefinition.

“SOMAscan® Assay” means the then-current version of a multiplexed assay, other than a Pathway Panel Assay or a SOMAmer Panel, intended for research use only and not for human or animal Therapeutic or Diagnostic applications, that uses multiple SOMAmers to detect or measure the presence, absence, or concentration of multiple target proteins that may be present in a Sample. The term “SOMAscan Assay” expressly excludes any Medical Diagnostic Commercialized by or on behalf or for the account of Somalogic and any Novartis Diagnostic incorporating a SOMAmer Panel Commercialized by or on behalf or for the account of Novartis or any of its Affiliates.

“SOMAscan Assay Validation Report” means a report detailing the experiments, data, results and analyses of all activities undertaken to validate a version of the SOMAscan Assay.

“SOMAscan Data” means the raw data generated by or on behalf of Somalogic in the performance of Novartis SOMAscan Services.

Rev. FINAL	Page 32 of 41	CONFIDENTIAL

“SOMAscan Study Submission Form” (abbreviated SSSF) means an Excel format form that details information about the Samples provided by Novartis under a Project Plan for Novartis SOMAscan Services.

“Technology’’ means, with respect to a Party, any proprietary: know-how, inventions, discoveries, ideas, techniques, methods, processes, specifications, instructions, techniques, formulae, articles of manufacture, compositions of matter, algorithms, software, or trade secrets, whether or not patentable, including without limitation: data or other technical information (including, without limitation, chemical, physical and analytical, safety, manufacturing, and quality control data and information), methods of use, methods of manufacture, formulations, proprietary materials and expertise relating specifically to any of theforegoing.

“Term” means the term of this Agreement as set forth in Section 2.1.

“Therapeutic” means any therapeutic drug, biologic, or Digital Therapeutic for use in humans or animals and includes all treatments with any substance that is used to prevent, treat, or relieve symptoms of a disease or abnormal condition following a regulatory pathway for approval, including small molecules, large molecules, peptides, RNAi, siRNA, mRNAs, etc.

“Therapeutic Target” means a distinctive biological or biologically derived target (i.e., a protein or a gene) that is used only as either a candidate target or a validated target for a pharmaceutically active Therapeutic.

“Third Party’’ means a Person other than Novartis, Somalogic, or their respective Affiliates.

“Trade Secret” means “trade secret” as set forth in 18 U.S.C. § 1839.

“Valid Claim” means a claim of an issued Patent that has not expired or been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period).

Rev. FINAL	Page 33 of 41	CONFIDENTIAL

APPENDIX 2: [****]

Rev. FINAL	Page 34 of 41	CONFIDENTIAL

EXHIBIT A: PROGRAM PLAN

PROGRAM PLAN FOR NOVARTIS SOMASCAN SERVICES

This Program Plan describes the Program to be completed pursuant to the terms and conditions of the Master Research Collaboration Agreement between SomaLogic, Inc. (“SomaLogic”) and Novartis Pharma AG and all Novartis Affiliates (“Novartis”) with an Effective Date of June , 2019 (the “Agreement”), which is incorporated herein by reference. Terms in this Program Plan with initial letters capitalized have the respective meanings set forth in the Agreement.

PART I — ALLIANCE MANAGERS

A.	SomaLogic		B.	Novartis

	Name	[****]		Name
	Address	2945 Wilderness Place Boulder, CO 80301		Address
	Phone	[****]		Phone
	Email	[****]		Email

PART II — NOVARTIS SOMASCAN STUDY SUBMISSIONS

A.	For submission of a study by Novartis to SomaLogic, Novartis may initiate requests for a Novartis SOMAscan study substantially in a form as illustrated below, the SOMAscan Study Submission Form (SSSF):

[****]

Each Novartis SOMAscan Study Submission Form will include the following information:

1)	Study champion (a primary contact person for each Project Plan), a study identifier (a unique identifier for the Project Plan) and the Novartis division/unit sponsoring the study. Columns A through C.

2)	A Box/plate identifier, box/plate map, and with unique identifiers the tube/container for the Samples. Columns D through J.

3)

Sample type: Novartis may provide standard matrices such as serum or plasma as well as non- standard matrices such [****] or other matrix types as agreed to by the Parties. Matrices will be collected and prepared by Novartis standard protocols. Column K.

4)	Volume: the minimum volume to be provided by Novartis to SomaLogic for standard matrices such as serum, plasma and CSF is [****]. The minimum volume for Samples can be delivered in a single tube/container or as a primary [****] aliquot and a secondary [****] aliquot. The secondary aliquot is to be available in the case of technical failures in SOMAscan Assay execution. For Samples prepared as primary and secondary aliquots, the Samples may be shipped to SomaLogic together or the secondary aliquot may be held by Novartis and shipped immediately at the request of SomaLogic. The minimum volume for others matrices will be determined as agreed by the Parties. Column L.

5)	Columns M through P are optional and will be populated with information relevant for Samples with non-standard matrices.

Rev. FINAL	Page 35 of 41	CONFIDENTIAL

6)	Columns Q and R are optional and will be populated at the discretion of the study champion.

B.	A Project Plan is a valid request for assay execution upon delivery of the SSSF from the Alliance Manager of Novartis to the Alliance Manager of SomaLogic (or delegates appointed by Novartis or SomaLogic, respectively). SSSF will be delivered to SomaLogic by electronic sharing via an established secure collaboration space (for e.g., OneDrive) prior to shipment of Samples by Novartis. Novartis will notify SomaLogic of SSSF delivery by a method agreed upon by the Parties (e.g., automated email from OneDrive).

C.	Novartis or a Service Provider on behalf of Novartis will notify SomaLogic in advance of all sample shipments and provide SomaLogic with shipment tracking information with reference made to the appropriate SSSF. Samples will be shipped to SomaLogic on dry ice at Novartis’s expense and arrangement.

PART III — RESPONSIBILITIES OF SOMALOGIC FOR STUDY EXECUTION

A.	Sample Receipt: SomaLogic will promptly (within five (5) business days or, for large studies, within a time using commercially reasonable efforts) on receipt of Samples from Novartis, inspect Samples, notify Novartis of approval of the SSSF study request or note discrepancies or required modifications to the study request. SomaLogic will ensure that all Samples received from Novartis are entered into the appropriate SomaLogic databases for inventory and tracking.

B.	SomaLogic will perform the SOMAscan Assay on the Samples in its laboratories.

Deliverable: SomaLogic will deliver a “SOMAscan Report” to Novartis or its relevant Affiliate, and the study identifier, as referenced in the SSSF, will be included in all data files associated with the Project Plan. Each SOMAscan Report will contain the following information: [****].

Rev. FINAL	Page 36 of 41	CONFIDENTIAL

C.	Prior to delivery of the SOMAscan Report, Soma Logic will perform analyses for quality assurance to ensure the data in the SOMAscan Report adhere to the defined metrics as established in the SomaLogic SOP defining standardization procedures and acceptance criteria for the current version of the SOMAscan Assay. If a plate fails to meet the defined metrics, SomaLogic will promptly notify Novartis, request shipment of the secondary sample aliquot if not provided in the original shipment, and repeat the SOMAscan Assay. SomaLogic will provide Novartis with information on the execution measures that will be taken to ensure performance of the repeat SOMAscan Assay. For clarity, SomaLogic will ensure any new lots or batches of SOMAscan Assay reagents or calibration or quality control samples are adequately bridged to previous batches and lots to assess technical performance and batch effects that will enable inter-assay data quality and sustained comparability of SOMAscan Reports within assay version throughout the Program.

D.

The SOMAscan Report will be delivered to Novartis within sixty [****] after acceptance by SomaLogic of the SOMAscan study as detailed in Part Ill (A) of this Program Plan. For large studies, the delivery time may vary and will be discussed by the JSC. SomaLogic will transfer the SOMAscan Report per secure file transfer protocols as established by theParties.

E.

The Clinical Data will be delivered to SomaLogic within [****] days after (as applicable) either (i) acceptance by SomaLogic of the SOMAscan study as detailed in Part Ill (A) of this Program Plan or (ii) the Clinical Data becomes available to Novartis (i.e., a database lock that triggers the unblinding of a Novartis clinical study). Novartis or its Affiliate or Collaboration Partner will transfer the Clinical Data per secure file transfer protocols as established by the Parties.

PART IV — RESPONSIBILITIES OF NOVARTIS FOR SHARING CLINICAL DATA

A.	On a study by study basis, Novartis will share Clinical Data with SomaLogic. SomaLogic may, at its discretion, perform its own bioinformatics analyses of the SOMAscan Reports from the baseline and control arm Samples in conjunction with the Clinical Data provided by Novartis and the interventional arm Samples only when the Clinical Data for the interventional arm is provided by Novartis at the discretion of Novartis in accordance with the Agreement.

1)	Baseline and Control Sample Data that Novartis has a right to share will be provided at a time when the clinical program is no longer blinded under standard randomization protocols. This Clinical Data will include, as available, medical, demographic, physical, physiological, family history, and other clinical information collected on the subjects associated with the Samples in the clinical program, at time points and during study follow-up. The details of Clinical Data described below are intended as examples and it is acknowledged by the Parties that the Clinical Data will vary on a study by study basis and that Novartis will provide the Clinical Data that can be shared using commercially reasonable efforts. The Parties further acknowledged that Novartis is actively engaged in an initiative to operationalize the integration of Clinical Data from its clinical programs into Novartis infrastructure and databases to reduce the burden of collation and data sharing.

i.	Demographics and health history, such as [****].

ii.	Comorbidities and prior events, such as [****].

iii.	Family history (first degree relative) [****].

iv.	Clinical laboratory values, as determined on a study by study basis, with date, value and unit of measure, such as: [****].

Rev. FINAL	Page 37 of 41	CONFIDENTIAL

v.	Concurrent relevant medications, as a yes/no, such as: [****].

vi.	Additional variables as relevant to the specific study design.

vii.	On a study by study basis, Baselines and Control Sample Data may include other significant conditions and clinical outcome data relevant for specific disease(s), such as histology measures, acute events, pathological diagnosis, histological type and staging and imaging results. Examples include: [****].

2)	Intervention Sample Data will be shared on a study by study basis, at the discretion of Novartis. For clarity, Intervention Sample Data will not be shared with SomaLogic at any time during the active development of the Novartis Therapeutic(s).

i.	Clinical outcome, as related to study aims, include [****].

ii.	SomaLogic may perform bioinformatics analyses of the SOMAscan Data derived from Samples obtained from subjects during the Novartis Therapeutic(s) intervention, only when Novartis has provided the associated Clinical Data, either alone or with the Clinical Data associated with such subjects, both before and during the Therapeutic(s) intervention

PART V — JOINT RESPONSIBILITIES OF SOMALOGIC AND NOVARTIS FOR SOMASCAN SERVICES

A.	The Parties will appoint key personnel to coordinate the workflow and manage the queue for Novartis SOMAscan Services, using a secure electronic collaboration interface (e.g., OneDrive) to track activities and update the status of Project Plans. The electronic collaboration interface will have restricted access to the Novartis and SomaLogic Alliance Managers or delegated key personnel by each of the Parties.

B.	On a yearly basis, the Joint Steering Committee will review the operational aspects pertaining to management of the workflow and may recommend processes and procedures to improve theworkflow. Amendments to the Program Plan will be mutually beneficial.

Rev. FINAL	Page 38 of 41	CONFIDENTIAL

EXHIBIT B:

[****]

Rev. FINAL	Page 39 of 41	CONFIDENTIAL

EXHIBIT C: [****]

Rev. FINAL	Page 40 of 41	CONFIDENTIAL